                                                                 EXHIBIT 10.14.1


                                 LEASE AGREEMENT



THE STATE OF GEORGIA

COUNTY OF FULTON

         THIS LEASE AGREEMENT (this "Lease") is made and entered into this 7th day of April, 1997, by and between CSB - Georgia Limited Partnership, a Georgia limited partnership, whose address for purposes hereof is c/o Hines, One Live Oak Center, 3475 Lenox Road N.E., Suite 1050, Atlanta, Georgia 30326, and whose facsimile number is (404) 233-1692 (hereinafter called "Landlord"), and Impac Hotel Group, L.L.C., a Georgia limited liability company address for purposes hereof prior to the commencement of the "Term" (defined below) is The Lenox Building, 3399 Peachtree Road, N.E., Atlanta, Georgia 30326, Attention: Robert
S. Cole, and whose facsimile number prior to the commencement of the Term is
(404) 364-0088, and whose address after the commencement of the Term is 3445 Peachtree Road, Suite 700, Atlanta, Georgia 30326, Attention: Robert S. Cole, and whose facsimile number after the commencement of the Term is (___) ______________ (hereinafter called "Tenant").


                                   WITNESSETH

                                       I.

1.01     LEASED PREMISES.

         (a) Subject to and upon the terms hereinafter set forth, and in consideration of the sum of Ten Dollars ($10.00), the premises, and the mutual covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, Landlord does hereby lease and demise to Tenant and Tenant does hereby lease and take from Landlord those certain premises (the "Leased Premises") in the building (the "Building") commonly known as Two Live Oak Center, as generally depicted on Exhibit A attached hereto and incorporated herein, on that certain tract or parcel of land (the "Land") located near the intersection of Peachtree Road and Lenox Road in Atlanta, Fulton County, Georgia, as more particularly described on Exhibit A-1 attached hereto and incorporated herein (the Building, the Land, the "Parking Facility" [hereinafter defined] and all improvements and facilities now or hereafter located on the Land and relating thereto being referred to herein collectively as the "Project"), such Leased Premises being more particularly described as follows:

Approximately 21,817 square feet of net rentable area on floor 7 of the Building, being all of the net rentable area on the 7th floor, and as generally described or depicted on Exhibit B attached hereto and incorporated herein.

         (b)      The term "net rentable area," as used herein, shall refer to
(i) in the case of a floor leased to a single tenant, the total square footage of all floor area measured from the inside surface of the exterior glass line of the Building to the inside surface of the opposite exterior glass line, excluding only Service Areas (defined below) and General Common Areas (defined below), plus an allocation of the square footage of the General Common Areas, and (ii) in the case of a floor leased to more than one tenant, the total square footage of all floor areas within the inside surface of the exterior glass line of the Building enclosing the Leased Premises and measured to the mid-point of demising walls (i.e., walls separating the Leased Premises from areas leased to or held for lease to other tenants, from On-Floor Common Areas

(defined below), and from General Common Areas), excluding only Service Areas, plus an allocation of the square footage of the General Common Areas and an allocation of the square footage of the On-Floor Common Areas. No deductions from net rentable area shall be made for columns or projections necessary to the Building.

         "Service Areas" shall mean the areas within (and measured from the midpoint of the walls enclosing, or from the inside surface of the exterior glass enclosing, as the case may be) Building stairs, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts. Areas for the specific use of Tenant or other tenants of the Building or installed at the request of Tenant such as special stairs or elevators are not included within the definition of Service Areas.

         "General Common Areas" shall mean those areas within (and measured from the midpoint of the walls or from the inside surface of the exterior glass enclosing) the Building's elevator machine rooms, main mechanical rooms, electrical rooms, and public lobbies, that portion of the on-site Building management office or that portion of the offsite management office reasonably allocated to the Building by Landlord, engineering and cleaning staging areas, and other areas not leased or held for lease within the Building but which are reasonably necessary for the proper utilization of the Building or to provide customary services to the Building. The allocation of the square footage of the General Common Areas shall be equal to the total square footage of the General Common Areas multiplied by a fraction, the numerator of which is the net rentable area of the Leased Premises (excluding the allocation of the General Common Areas) and the denominator of which is the total of all net rentable area contained in the Building (excluding the allocation of the General Common Areas).

         "On-Floor Common Areas" shall mean the total square footage of all areas within (and measured from the midpoint of the walls enclosing) public corridors, elevator foyers, restrooms, mechanical rooms, janitor closets, telephone and equipment rooms, and other similar facilities for the use of all tenants on the floor on which the Leased Premises are located. The allocation of the square footage of the On-Floor Common Areas shall be equal to the total On-Floor Common Areas on said floor multiplied by a fraction, the numerator of which is the net rentable area of the portion of the Leased Premises (excluding the allocations of General Common Areas and On-Floor Common Areas) located on said floor and the denominator of which is the total of all net rentable area on said floor (excluding the allocations of General Common Areas and On-Floor Common Areas).

         "Parking Facility" shall mean the parking structure located adjacent to the Building, together with any connecting walkways, covered walkways, or other means of access to the Building, the grounds related thereto and any additional improvements at any time related thereto.

         (c) Within five (5) days after the Commencement Date (defined below), Landlord shall deliver to Tenant an execution original of Exhibit G attached hereto and incorporated herein, which shall contain an acknowledgment of the date upon which the Commencement Date (defined below) of this Lease occurred, and Landlord's calculation of the exact number of square feet of net rentable area within the Leased Premises. Tenant shall have the right to object to Exhibit G, by delivering written notice to Landlord within seven (7) days after Landlord delivers Exhibit G to Tenant, failing which Tenant shall be deemed to have agreed that all information contained in Exhibit G is correct. If Tenant objects to Exhibit G within said seven (7) day period, Landlord and Tenant shall work together to resolve their differences and, after such differences have been resolved, Landlord shall execute Exhibit G and deliver same to Tenant and Tenant shall have a period of five (5) days to give written notice to Landlord objecting to Exhibit G, failing which Tenant shall be deemed to have agreed that Exhibit G is correct. Upon Tenant agreeing or being deemed to have agreed that all information contained in Exhibit G is correct, the Commencement Date as shown on Exhibit G, shall be the Commencement Date for purposes of Section 1.02(a) of this Lease and for all other purposes under this Lease and the net rentable area of the Leased

Premises as shown on Exhibit G shall replace the net rentable area of the Leased Premises as shown in Section 1.01 (a) and as defined in Section 1.01(b) and shall be deemed to be the net rentable area of the Leased Premises for all purposes under this Lease. All payments of Net Rental (defined below), Additional Rental (defined below), and all other payments of rent and other sums of money required of Tenant herein shall be made as and when required herein, notwithstanding any unresolved objections to Exhibit G. All such payments shall be based upon the Exhibit G prepared by Landlord until such objections have been finally resolved, whereupon any overpayment or any underpayment theretofore made shall be adjusted by increasing or reducing, as the case may be, the next installment of Net Rental coming due.

         (d) The Leased Premises shall extend from the floor slab to the Building Standard ceiling height (approximately eight [8] feet six [6] inches above the floor slab). Tenant shall have the nonexclusive right to install lighting, HVAC equipment and telecommunications cabling above said Building Standard ceiling height.

1.02     TERM.

         (a) Subject to and upon the terms and conditions set forth herein, or in any exhibit hereto, the term of this Lease (the "Term") shall commence on the Commencement Date (defined below) and shall expire at 6:00 P.M. on June 30, 2003.

         (b) As used herein, "Commencement Date" means the earlier of (i) July 7, 1997, (ii) the Completion Date, as, such term is defined in Part 111.1 of Exhibit D attached hereto and incorporated herein, or (iii) the date upon which Tenant commences conducting its business from all or any portion of the Leased Premises.

1.03     USE.

         The Leased Premises are to be used and occupied by Tenant (and its permitted assignees and subtenants) solely for the purpose of office space and for no other purpose. The Leased Premises shall not be used for any purpose which would (i) adversely affect the appearance of the Building and be visible from the outside of the Building or from the public areas of the Building used by other tenants in the Building, (ii) adversely affect ventilation in other areas of the Building (including without limitation the creation of offensive odors), (iii) create unreasonable elevator loads, (iv) cause structural load capacity to be exceeded, (v) require a change to Base Building Improvements, or
(vi) otherwise unreasonably interfere with Project operations or other tenants of the Building, and Tenant shall not engage in any activity which is not in keeping with the first class standards of the Project. In no event shall the Leased Premises be used for the purpose of installing, marketing, operating, or providing electronic telecommunications, information or data processing, storage or transmissions, or other electronic office services or equipment for tenants or other occupants of the Building on a shared-usage basis through a central switch or a local area network.

1.04     LANDLORD'S RELOCATION RIGHT.

         Intentionally Deleted.

1.05     SURVIVAL.

         Any claim, cause of action, liability or obligation arising under the terms of this Lease in favor of a party hereto against or obligating the other party hereto shall survive the expiration or any earlier termination of this Lease.

                                       II.

2.01     RENTAL PAYMENTS.

         (a) Commencing on the Commencement Date, and continuing thereafter throughout the full Term of this Lease, Tenant hereby agrees to pay the Net Rental (defined below) in accordance with this Section 2.01 and Section 2.02, and Additional Rental (defined below) in accordance with this Section 2.01 and
Section 2.03. Except for year-end reconciliations as provided in Section 2.03(c), the Net Rental and Additional Rental shall be due and payable in equal monthly installments on the first day of each calendar month during the Term of this Lease and any extensions or renewals hereof, and Tenant hereby agrees to so pay such Net Rental and Additional Rental to Landlord at Landlord's address as provided herein (or such other address as may be designated by Landlord from time to time) monthly in advance. As used in this Lease, the term "Rent" shall mean Net Rental, Additional Rental, and any other periodic payments due of Tenant hereunder.

         (b) If the Commencement Date is other than the first day of a calendar month or if this Lease expires or is terminated on other than the last day of a calendar month, then the installments of Net Rental and Additional Rental for such month or months shall be prorated and the installment or installments so prorated shall be paid in advance. Said installments for such prorated month or months shall be calculated by multiplying the equal monthly installment by a fraction, the numerator of which shall be the number of days of the Term occurring during said commencement, expiration or termination month, as the case may be, and the denominator of which shall be thirty (30). If the Term of this Lease commences on other than the first day of a calendar year, or expires or is terminated on other than the last day of a calendar year, Additional Rental shall be prorated for such commencement, expiration or termination year, as the case may be, by multiplying Additional Rental by a fraction, the numerator of which shall be the number of days in the Term during the commencement or expiration year, as the case may be, and the denominator of which shall be Three Hundred Sixty-Five (365).

         (c) Tenant agrees to pay all Rent and other sums of money as shall become due from and payable by Tenant to Landlord under this Lease at the times and in the manner provided in this Lease, without abatement, demand, set-off or counterclaim. All Rent and other sums of whatever nature owed by Tenant to Landlord under this Lease shall bear interest from the fifth (5th) day after the date due thereof until paid at the lesser of (i) a per annum rate equal to the "prime rate" announced by Chase Manhattan Bank, New York, New York, or its successor, (or if the "prime rate" is discontinued, the rate announced as that being charged to the most credit-worthy commercial borrowers) plus two percent (2%), or (ii) the maximum interest rate per annum allowed by law.

         (d) Notwithstanding the foregoing, if Tenant shall occupy the Leased Premises prior to July 1, 1997, then Net Rental shall be abated from the Commencement Date to June 30, 1997.

2.02     NET RENTAL.

         Throughout the full Term of this Lease, Tenant hereby agrees to pay a net annual rental equal to Fourteen and 57/100 Dollars ($14.57) per square foot of net rentable area of the Leased Premises in accordance with the terms hereof. As used herein, "Net Rental" shall mean an annual amount equal to the product of Fourteen and 57/100 Dollars ($ 14.57) times the number of square feet of net rentable area of the Leased Premises, as such dollar amount may be adjusted from lease year to lease year pursuant to the terms of this Lease.

2.03     ADDITIONAL RENTAL.


         (a) Commencing with the calendar year in which the Commencement Date occurs and continuing thereafter for each calendar year during the full term of this Lease, Landlord shall present to Tenant prior to the beginning of said calendar year (or for the calendar year in which the lease term commences, on the Commencement Date) a statement of Landlord's estimate of Additional Rental for the coming calendar year (or, in the calendar year in which the lease term commences, for such calendar year).

         (b) "Additional Rental," as that term is used herein, shall be computed on a calendar year basis and shall mean Tenant's Percentage Share (defined below) of Operating Expenses (defined below). As used herein, "Tenant's Percentage Share" shall mean a fraction, the numerator of which is the total number of square feet of net rentable area within the Leased Premises and the denominator of which is the greater of (i) ninety-five percent (95%) of the total square footage of all net rentable area in the Building held for lease, or
(ii) the total square footage of all net rentable area in the Building actually leased.

         (c) No later than one hundred twenty (120) days after the end of the calendar year in which the Commencement Date occurs and of each calendar year thereafter during the Term of this Lease, Landlord shall provide Tenant a statement, prepared by a certified public accounting firm, detailing the Operating Expenses for each such calendar year and a statement prepared by Landlord comparing the Additional Rental paid by Tenant during such calendar year with Tenant's Percentage Share of the actual Operating Expenses during such calendar year. In the event that the Additional Rental paid by Tenant during such calendar exceeds Tenant's Percentage Share of actual Operating Expenses for such calendar year, Landlord shall pay Tenant (in the form of a credit against rentals next due or, at Landlord's option, in the form of Landlord's check) an amount equal to such excess. In the event that Tenant's Percentage Share of actual Operating Expenses for such calendar year exceeds the Additional Rental paid by Tenant during such calendar year, Tenant hereby agrees to pay Landlord, as Additional Rental, within thirty (30) days of receipt of the statement, an amount equal to such difference. Landlord and Tenant hereby agree that the provisions of this Section 2.03(c) shall survive the expiration or termination of this Lease.

         (d) Provided Tenant is not in default under the terms of this Lease, Tenant, at Tenant's sole cost and expense, shall have the right, to be exercised by written notice given to Landlord within ninety (90) days after receipt of aforesaid statement showing Operating Expenses for the preceding calendar year, to audit Landlord's books and records pertaining only to such Operating Expenses for such preceding calendar year, provided such audit commences within thirty (30) days after Tenant's notice to Landlord and thereafter proceeds regularly and continuously to conclusion and, provided further, that such audit does not unreasonably interfere with the conduct of Landlord's business, and provided, further, that such audit shall be performed by a certified public accounting firm, or a certified public accountant employed by Tenant, which is approved (for purposes of conducting the audit only) in writing by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. Landlord agrees to cooperate in good faith with Tenant in the conduct of any such audit.

         (e) Notwithstanding the terms and conditions of Paragraphs 2.03(a) and (b) of this Lease, except as described below, in no event shall Tenant's Percentage Share of Operating Expenses for any year exceed what Tenant's Percentage Share of Operating Expenses would have been had Operating Expenses increased by five percent (5%) over Operating Expenses for the preceding calendar year; provided, however, and notwithstanding the above limitation, that for the purposes of determining whether or not the aforesaid limit on increases in Tenant's Percentage Share of Operating Expenses from year to year is exceeded or not, the components of Operating Expenses related to (i) taxes and assessments attributable to the Land, the Building, the Project or their operation, (ii) labor costs of contract service providers for services performed for the benefit of the Land, Building, Project or Leased

Premises (but specifically excluding management fees), (iii) utilities costs to the Building, Project or Leased Premises, and (iv) insurance premiums related to or payable in connection with the Land, Building, Project or Leased Premises, shall not be considered or factored in to such determination, and there shall be no limit on the amounts of Operating Expenses related to taxes, labor costs, utilities and insurance premiums for the Land, Building, Project or Leased Premises that can be passed on by Landlord to Tenant or that shall be due of Tenant at any time and from year to year, except as otherwise expressly provided for in this Lease.

2.04     OPERATING EXPENSES.

         (a) For the purposes of this Lease, "Operating Expenses" shall mean all expenses, costs and accruals (excluding therefrom, however, specific costs billed to or otherwise incurred for the particular benefit of specific tenants of the Building or to other buildings or projects within Live Oak Center) of every kind and nature, computed on an accrual basis, incurred or accrued in connection with, or relating to, the operation of the Project and said common areas (including an appropriate allocation of any such expenses, costs and accruals incurred or accrued for Live Oak Center on a project-wide basis) during each calendar year, including, but not limited to, the following:

                  (1) wages and salaries, including taxes, insurance and benefits, of all on and off-site employees engaged in operations, maintenance or access control, as reasonably allocated by Landlord;

                  (2) cost of all supplies, tools, equipment materials and professional fees to the extent used in operations and maintenance, as reasonably allocated by Landlord;

                  (3) cost of all utilities including, but not limited to, the cost of electricity, the cost of water and the cost of power for heating, lighting, air conditioning and ventilating;

                  (4) cost of all maintenance and service agreements and the equipment therein, including, but not limited to, security service, garage operations, window cleaning, elevator maintenance, janitorial service and landscaping maintenance;

                  (5) cost of repairs and general maintenance (excluding repairs, alterations and general maintenance paid by proceeds of insurance);

                  (6) amortization of the cost (together with reasonable financing charges and installation costs) of any system, apparatus, device, or equipment which is installed for the principal purpose of (i) reducing Operating Expenses, (ii) promoting safety or (iii) complying with governmental requirements;

                  (7) the cost of all insurance, including, but not limited to, the cost of casualty, rental abatement and liability insurance, and insurance on Landlord's personal property, plus the cost of all deductible payments made by Landlord in connection therewith; and

                  (8) a management fee and other customary expenses incurred for the general operation and management of the Project, consistent with other Class A office buildings in the Buckhead market; and

                  (9) all taxes, assessments and governmental charges, whether or not directly paid by Landlord, whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Project or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation, excluding, however, taxes and assessments attributable to the personal property of other tenants, federal and state taxes on income, death taxes, franchise taxes, and any taxes imposed or measured on or by the income of Landlord from the operation of the Project or imposed in connection with any change of ownership of the Project; provided, however, that if at any time during the Term of this Lease, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon shall be discontinued and as a substitute therefor, or in lieu of or in addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed or imposed, wholly or partially, as a capital levy or otherwise, on the rents received from the Project or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed with respect to the Project, shall be deemed to be included within the Operating Expenses. Consultation, legal fees and costs resulting from any challenge of tax assessments as reasonably allocated by Landlord shall also be included in Operating Expenses. It is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Leased Premises to the extent that the same exceed Building standard allowances (and if the taxing authorities do not separately assess Tenant's leasehold improvements, Landlord may make a reasonable allocation of the ad valorem taxes allocated to the Project to give effect to this sentence). In the case of special taxes and assessments which may be payable in installments, only the amount of each installment accruing during a calendar year shall be included in the Operating Expenses for such year.

         (b) Expressly excluded from the definition of the term "Operating Expenses" are:

                  (1) except as otherwise provided in Paragraph 2.04(a)(6) above, the cost of capital alterations, capital improvements, equipment replacements, and other items which under generally accepted accounting principles are properly classified as capital expenditures;

                  (2) any tenant work performed or alteration of space leased to Tenant or other tenants or occupants of the Building, whether such work or alteration is performed for the initial occupancy by such tenant or thereafter;

                  (3) any cash or other consideration paid by Landlord on account of, with respect to or in lieu of the tenant work or alteration described in paragraph 2.04(b)(2) above;

                  (4)      ground rent;

                  (5) except as otherwise provided in paragraph 2.04(a)(6) above, depreciation or amortization;

                  (6) legal costs incurred in connection with the enforcement of leases;

                  (7) interest on indebtedness or any costs of financing or refinancing the Building;

                  (8) management fees in excess of the greater of (i) three percent (3%) of gross rental, or (ii) market management fees;

                  (9)      leasing commissions and advertising expenses;

                  (10) legal fees incurred for matters not benefiting the Building generally;

                  (11) the cost of repairs incurred by reason of fire or other casualty or condemnation to the extent that either (i) Landlord is compensated therefore through proceeds of insurance or condemnation awards (or would have been compensated had Landlord obtained insurance, if insurance was available at a commercially reasonable rate against a risk of such nature at the time of same); or (ii) Landlord is not fully compensated therefore due to the coinsurance provisions of its insurance policies on account on Landlord's failure to obtain a sufficient amount of coverage against such risk;

                  (12) overtime HVAC costs or electricity costs for other Building tenants;

                  (13) the cost of performing additional services or installation to or for tenants to the extent that such services exceed those provided by Landlord to tenants generally without charge hereunder;

                  (14) "takeover expenses" (i.e., expenses incurred by Landlord with respect to space located in another building of any kind or nature in connection with the leasing of space in the Building);

                  (15) any amounts payable by Landlord by way of indemnity or for damages of which constitute a fine, interest, or penalty, including penalties for any late payments of Operating Costs (but excluding any fines, penalties or interest imposed as a result of the failure to pay real property taxes in full if Landlord is protesting such taxes in good faith);

                  (16) any cost representing an amount paid for services or materials to a related person, firm, or entity to the extent such amount exceeds the amount that would be paid for such services or materials to an unrelated person, firm or corporation with similar experience and expertise providing services and materials of the same quality;

                  (17) if any taxes paid by Landlord and previously included in Operating Expenses are refunded, Landlord shall, at Landlord's option, either pay Tenant or credit against the next installment of Net Rental an amount equal to the amount of such refund (less the reasonable expenses incurred by Landlord in obtaining such refund) multiplied by Tenant's Percentage Share in effect for the period to which such refund related;

                  (18) the cost of correcting material structural defects in construction; and

                  (19) the cost of any service to the extent Landlord is paid by third parties (by means other than payment of Operating expenses).

         (c) Notwithstanding any language contained herein to the contrary, Tenant hereby agrees that, during any calendar year in which the entire Building is not provided with Building Standard Services (as defined in 3.01 below) or is not completely occupied, Landlord shall compute all Variable Operating Expenses (defined below) for such calendar year as though the entire Building were provided with Building Standard Services and were completely occupied. For purposes of this Lease the term "Variable Operating Expenses" shall mean any Operating Expense that is variable with the level of occupancy of the Building (e.g. tenant utilities and tenant cleaning services). In the event that Landlord excludes from Operating Expenses any specific costs billed to or otherwise incurred for the particular benefit of specific tenants of the Building or to other buildings or projects within Live Oak Center, Landlord shall have the right to increase Operating Expenses by an amount equal to the cost of providing standard services similar to the services for which such excluded specific costs were billed or incurred. In no event shall Landlord receive from all tenants of the Building more than one hundred percent (100%) of any Operating Expenses.

         (d) Landlord has informed Tenant that Landlord estimates that the Operating Expenses for calendar year 1997 will be approximately $7.43 multiplied by the number of net rentable square feet of space in the Building. Said figure is an estimate only, and Additional Rental shall be payable based on actual Operating Expenses, adjusted in accordance with this Lease; provided however, in no event shall Tenant be required to pay Additional Rental in calendar year 1997 in excess of 110% of $7.43 multiplied by the number of net rentable square feet in the Building.

2.05     SECURITY DEPOSIT.

         Intentionally Deleted.

2.06     RENEWAL OPTION.

         Landlord hereby grants to Tenant the Renewal Option set forth in Exhibit H, attached hereto and incorporated herein.

2.07     RIGHT OF FIRST OFFER.

         Landlord hereby grants to Tenant the Right of First Offer set forth in
Exhibit I attached hereto and incorporated herein.

2.08     NET RENTAL ESCALATION.

         Landlord and Tenant agree that at each anniversary of the Commencement Date during the Term of this Lease, the Net Rental shall be increased to an amount equal to the product derived by multiplying the Net Rental (as increased by any prior rental adjustments pursuant to this Section 2.08) for the lease year immediately preceding such anniversary by 1.03.

3.01     SERVICES.

         Landlord shall furnish the following services to Tenant during the Term of this Lease ("Building Standard Services"):

         (a) Hot and cold domestic water in common use rest rooms and toilets at locations provided for general use and as reasonably deemed by Landlord to be in keeping with the first class standards of the Project.

         (b) Subject to curtailment as required by governmental laws, rules or mandatory regulations, central heat and air conditioning in season, at such temperatures and in such amounts as are reasonably deemed by Landlord to be in keeping with the first class standards of the Project, and on such dates and at such times as are more particularly described on Exhibit E attached hereto and incorporated herein. The Building's air-conditioning system is designed to maintain an average indoor temperature of 74 degrees F (plus or minus 2 degrees) and 50% relative humidity when the outdoor temperature is 94 degrees F dry bulb. The Building's heating system is designed to maintain an average indoor temperature of 74 degrees F (plus or minus 2 degrees) when the outdoor temperature is 15 degrees F.

         (c) Condenser water service in the Building for use by tenants as an alternative source of cooling for small tenant-installed HVAC units (e.g., small room for computer or telephone equipment). Landlord shall provide condenser water to Tenant on a proportionate basis, provided Tenant agrees to pay its allocable share of the costs incurred, on an hourly basis, for the use of that system Tenant's allocable share of such costs shall be determined for each floor of the Leased Premises by a water meter which shall be installed by Tenant at Tenant's sole cost and expense.

         (d) Electric lighting service for all public areas and special service areas of the Project in the manner and to the extent reasonably deemed by Landlord to be in keeping with the first class standards of the Project.

         (e) Janitor service shall be provided five (5) days per week, exclusive of holidays, in a manner that Landlord reasonably deems to be consistent with the first class standard of the Project; provided, however, if Tenant's floor coverings or other improvements are other than Building Standard and will require nonstandard janitorial service, Tenant shall pay one hundred and ten percent (110%) of the actual additional cleaning cost, if any, attributable thereto.

         (f) Access control for the Project comparable as to coverage, control and responsiveness (but not necessarily as to means for accomplishing same) to other similarly situated first class multi-tenant office buildings in suburban Atlanta, Georgia; provided, however, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, any liability or loss to Tenant, its agents, employees and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Leased Premises, unless such theft, burglary or damage or injury is caused by the gross negligence or intentional misconduct of Landlord, and Tenant hereby releases Landlord from all liability for such losses, damages or injury.

         (g) Sufficient electrical capacity (i) to operate incandescent lights, typewriters, calculating machines, photocopying machines and other machines of similar low voltage electrical consumption (120/208 volts), provided that the total rated electrical design load for said lighting and machines of low electrical voltage shall not exceed two (2.00) watts per square foot of Useable Area ("Useable Area" as used in this Lease shall mean the net rentable area of the Leased Premises minus all On-Floor Common Areas and General Common Areas which were included therein); (ii) to operate lighting and equipment of high voltage electrical consumption (277/480 volts), provided that the total rated electrical design load for said lighting and equipment of high electrical voltage shall not exceed two (2.00) watts per square foot of Usable Area (each such rated electrical design load specified in (i) and (ii) to be hereinafter referred to as the "Building Standard Rated Electrical Design Load"); and (iii) at the buss duct on each floor of the Building to accommodate a total connected electrical load for office use of approximately six (6) watts per square foot of Usable Area. Landlord shall also provide a total of sixteen (16) grid circuits, three (3) spare circuits and eighteen (18) spaces in one (1) low voltage panel on each floor and twelve (12) grid lighting circuits, three (3) spare circuits and five (5) spaces in one (1) high voltage panel on each floor (such Landlord-provided low voltage or high voltage circuits being hereinafter referred to as the "Building Standard Circuits"). Tenant shall be allocated Tenant's pro rata share of the Building Standard Circuits provided on the floor(s) Tenant occupies.

         Should Tenant's total rated electrical design load exceed the Building Standard Rated Electrical Design Load for either low or high voltage electrical consumption, or if Tenant's electrical design requires low voltage or high voltage circuits in excess of Tenant's pro rata share of the Building Standard Circuits, Landlord will (at Tenant's expense) install one (1) additional high voltage panel and/or one (1) additional low voltage panel with associated transformer, space for which has been provided in the base building electrical closets based on a maximum of two (2) such additional panels per floor for all tenants on the floor (which additional panels and transformers shall be hereinafter referred to as the "Additional Electrical Equipment"). If the Additional Electrical Equipment is installed because Tenant's low or high voltage rated electrical design load exceeds the applicable Building Standard Rated Electrical Design Load, then a meter shall also be added (at Tenant's expense) to measure the electricity used through the Additional Electrical Equipment.

         The design and installation of any Additional Electrical Equipment (or any related meter) required by Tenant shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld, delayed or conditioned). All expenses incurred by Landlord in connection with the review and approval of any Additional Electrical Equipment shall also be reimbursed to Landlord by Tenant. Tenant shall also pay on demand the actual metered cost of electricity consumed through the Additional Electrical Equipment (if applicable), plus any actual accounting expenses incurred by Landlord in connection with the metering thereof.

         If Tenant requires that certain areas within Leased Premises must operate in excess of the normal Building Operating Hours (as defined in Exhibit E, the electrical service to such areas shall be separately circuited and metered such that Tenant shall be billed the costs associated with electricity consumed during hours other than Building Operating Hours.

         (h) All Building Standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in General Common Areas, Service Areas and On-Floor Common Areas.

         (i) Nonexclusive multiple cab passenger service to the Leased Premises during normal Building Operating Hours and at least one (1) cab passenger service to the Leased Premises twenty-four (24) hours per day and nonexclusive freight elevator service during Building Operating Hours (all subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal Building operating systems) with such freight elevator service available at other times upon reasonable prior notice and the payment by Tenant to Landlord of any additional expense actually incurred by Landlord in connection therewith.

To the extent the services described in subsections 3.01(a), (b), (c), (d), (g) and (i) above require electricity and water supplied by public utilities, Landlord's covenants thereunder shall only impose on Landlord the obligation to use its good faith, reasonable efforts to cause the applicable public utilities to furnish the same. Failure by Landlord to furnish the services described in this Section 3.01, or any cessation thereof, shall not render Landlord liable for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. In addition to the foregoing, should any of the equipment or machinery, for any cause, fail to operate, or function properly, Tenant shall have no claim for rebate of Rent or damages on account of an interruption in service occasioned thereby or resulting therefrom; provided, however, Landlord agrees to use reasonable efforts to promptly repair said equipment or machinery and to restore said services.

3.02     KEYS AND LOCKS.

         Landlord shall furnish Tenant with two (2) keys for each Building Standard lockset on code required doors entering the Leased Premises from public areas. Additional keys will be furnished by Landlord upon an order signed by Tenant and at Tenant's expense. All such keys shall remain the property of Landlord. No additional locks shall be allowed on any door of the Leased Premises without Landlord's permission (which shall not be unreasonably withheld or delayed, but which may be conditioned upon, among other items, Tenant's agreement to provide Landlord copies of the keys for any such locks), and Tenant shall not make or permit to be made any duplicate keys. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to any locks on doors entering or within the Leased Premises, and give to Landlord the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in the Leased Premises.

3.03     GRAPHICS, BUILDING DIRECTORY AND NAME.

         (a) Landlord shall provide and install all graphics, letters, and numerals at the entrance to the Leased Premises and strips (based on the ratio that the net rentable area of the Leased Premises bears to the total net rentable area of the Building) containing a listing of Tenant's name and suite number and the names and titles of Tenant's senior managers on the Building directory board to be placed in the main lobby of the Building. All such letters and numerals shall be in the Building Standard graphics. Tenant agrees that Landlord shall not be liable for any inconvenience or damage occurring as a result of any error or omission in any directory or graphics. No signs, numerals, letters or other graphics shall be used or permitted on the exterior of, or may be visible from outside the Leased Premises, unless approved in writing by Landlord.

         (b) Tenant may install signage displaying Tenant's name in the elevator lobby of any floor occupied entirely by Tenant, provided such signage shall be subject to Landlord's reasonable approval. The cost of design, preparation and installation of such signage shall be borne solely by Tenant

3.04     PARKING.

         (a) Landlord hereby agrees to make available to Tenant, for Tenant's exclusive use during the full Term of this Lease, up to three (3) permits to park in the Parking Facility for each 1,000 square feet of net rentable area from time to time contained in the Leased Premises upon the terms and conditions set forth below (the "Unassigned Parking Permits").

         (b) As rental for the Unassigned Parking Permits, Tenant covenants and agrees to pay Landlord as additional rental a monthly amount equal to Landlord's published rate per Unassigned Parking Permit as it may exist from time to time for monthly contract parking in the Parking Facility, multiplied by the number of Unassigned Parking Permits to be made available to Tenant as provided above, payable monthly in advance on the first day of each and every calendar month. The current monthly rate for Unassigned Parking is $45.00 per permit per month. Landlord agrees that at all times during the Term the rate charged Tenant shall be consistent with (i) the rates then being charged generally to other tenants in the Building for unassigned parking (excluding tenants, if any, paying lower negotiated rates in return for higher rental or other concessions), and (ii) the rates then being charged for unassigned parking in similar parking facilities in Class A office buildings in the Buckhead market which charge for parking.

         (c) At Tenant's request up to five percent (5%) of Tenant's Unassigned Parking Permits may be converted for reserved spaces in the Parking Facility in a location determined by Landlord (the "Assigned Parking Permits"). Landlord reserves the right to relocate the reserved parking spaces from time to time in its reasonable discretion. At any one time, no more than 5% of Tenant's permits to park in the Parking Facility may be Assigned Parking Permits.

         (d) As rental for the Assigned Parking Permit, Tenant covenants and agrees to pay Landlord as additional rental a monthly amount equal to Landlord's published rate per Assigned Parking Permit as it may exist from time to time for monthly assigned contract parking in the Parking Facility payable monthly in advance on the first (1st) day of each and every calendar month.

         (e) Landlord or the operator of the Parking Facility may make, modify and enforce reasonable rules and regulations relating to the parking of vehicles in the Parking Facility, and Tenant agrees to abide by such rules and regulations.

         (f) Tenant may validate the parking tickets of its visitors, in which case Landlord will bill Tenant monthly, and Tenant hereby agrees to pay as additional rental within fifteen (15) days after receipt of an invoice, the parking charges for all such validated visitor parking tickets.

                                       IV.

4.01     CARE OF LEASED PREMISES.

         Tenant shall not commit or allow to be committed by Tenant's employees, invitees, agents or contractors, any waste or damage to any portion of the Leased Premises or the Project. Upon the expiration or any earlier termination of this Lease, Tenant shall surrender the Leased Premises to Landlord in as good condition as existed on the date of possession by Tenant, ordinary wear and tear excepted. Upon such expiration or termination of this Lease, Landlord shall have the right to re-enter and resume possession of the Leased Premises immediately.

4.02     ENTRY FOR REPAIRS AND INSPECTION.

         Tenant shall permit Landlord and its contractors, agents or representatives to enter into and upon any part of the Leased Premises during reasonable hours to inspect or clean the same, make repairs, alterations or additions thereto, and, upon reasonable prior notice to Tenant, for the purpose of showing the same to prospective purchasers or, during the last twelve (12) months of the Term, to prospective tenants, and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof. Landlord shall use its reasonable efforts not to interfere materially with the operation of Tenant's business during any such entry.

4.03     NUISANCE.

         Tenant shall conduct its business and control its agents, employees, invitees, contractors and visitors in such a manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Landlord in its operation of the Project.

4.04     LAWS AND REGULATIONS; RULES OF PROJECT.

         Tenant shall comply with, and Tenant shall cause its employees, contractors and agents to comply with, and shall use its reasonable good faith efforts to cause its visitors and invitees to comply with, all laws, ordinances, orders, rules and regulations of all state, federal, municipal and other governmental or judicial agencies or bodies relating to the use, condition or occupancy of the Leased Premises, and with the rules of the Project reasonably adopted and altered by Landlord from time to time for the safety, care and cleanliness of the Leased Premises and Project and for the preservation of good order therein. The initial rules of the Project are attached hereto and incorporated herein as Exhibit F. Landlord shall employ its reasonable good faith efforts to enforce such rules in a consistent and even-handed manner as to all tenants of the Project

4.05     LEGAL USE AND VIOLATIONS OF INSURANCE COVERAGE.

         Except as provided in Section 1.03 above, Tenant shall not occupy or use the Leased Premises, or permit any portion of the Leased Premises to be occupied or used, for any business or purpose which is unlawful, disreputable or deemed to be hazardous in any manner, which creates noxious or offensive odors or which creates an environment which attracts pests and insects, or permit anything to be done which would in any way increase the rate of fire, liability, or any other insurance coverage on the Project or its contents.

                                       V.


5.01 LEASEHOLD IMPROVEMENTS.

         (a) Tenant hereby agrees that the provisions of Exhibit D shall govern the construction of Tenant's initial leasehold improvements. After execution of the Tenant Construction Agreement described in Exhibit D, Tenant will oversee the tenant interior contractor's preparation of the Leased Premises in accordance therewith; provided, however, Tenant shall not be allowed to install any improvements which are not compatible with Landlord's plans and specifications for the Building or which are not approved by Landlord. Landlord shall bear the expense of installing only the Base Building Improvements and shall provide the Allowance (as defined in Exhibit C attached hereto and incorporated herein) toward the cost of designing and installing Tenant's leasehold improvements. The amount by which the cost of designing and installing Tenant's leasehold improvements and Tenant's relocation costs exceed the Allowance (and any Additional Allowance provided pursuant to Exhibit C) shall be paid by Tenant. It is stipulated that time is of the essence in connection with Tenant's compliance with the terms of Exhibit D.

         (b) Notwithstanding any language contained herein or in Exhibit D to the contrary, if for any reason (other than Landlord's gross negligence or intentional misconduct) the Leased Premises should not be ready for occupancy by the Commencement Date, Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof.

         (c) Other than pursuant to Exhibit D, Tenant shall not make or allow to be made any material alterations or physical additions in or to the Leased Premises, or place safes, vaults or other heavy furniture or equipment within the Leased Premises or place signs in the Leased Premises which are visible from outside the Leased Premises, without first obtaining the written consent of Landlord which consent shall not be unreasonably withheld, delayed or conditioned so long as said alterations meet all applicable codes, do not exceed the base building specifications and are not unsightly from outside the Leased Premises. Tenant shall deliver to Landlord a copy of the "as built" plans and specifications for all alterations or physical additions so made in or to the Leased Premises. Tenant further specifically agrees that no food, soft drink or other vending machine will be installed within the Leased Premises without the written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned.

         (d) All alterations, physical additions, or improvements in or to the Leased Premises (including fixtures) shall become the property of Landlord upon the expiration or any earlier termination of this Lease; provided, however, that this subsection shall not apply to Tenant's trade fixtures, or movable equipment or furniture. If Tenant fails to remove such movables immediately upon the expiration or earlier termination of this Lease, Landlord may have the same removed at Tenant's expense or, at Landlord's option such movables will become the property of the Landlord and may be disposed of by Landlord in its sole discretion without any right of reimbursement therefor to Tenant.

         (e) Tenant shall indemnify and hold Landlord harmless from and against all costs (including reasonable attorneys' fees and costs of suit), losses, liabilities, or causes of action arising out of or relating to any alterations, additions or improvements made by Tenant to the Leased Premises, including, but not limited to, any mechanics' or materialmen's liens asserted in connection therewith.

         (f) Should any mechanic's or other liens be filed against any portion of the Project by reason of Tenant's acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be canceled or discharged of record by bond or otherwise within thirty (30) days after written notice by Landlord. If Tenant shall fail to cancel or discharge said lien or liens, within said thirty (30)-day period,

Landlord may, at its sole option, cancel or discharge the same and upon Landlord's demand, Tenant shall promptly reimburse Landlord for all reasonable costs (including, without limitation, attorneys' fees) incurred in canceling or discharging such liens.

5.02     REPAIRS BY LANDLORD.

         All repairs, alterations or additions that affect the Project's structural components or the Project's mechanical, electrical and plumbing systems shall be made solely by Landlord or its contractor. In the event of any damage to such components or systems caused by Tenant or Tenant's agents, contractors or employees, the cost of repair or restoration of such damage shall be paid for solely by Tenant in an amount equal to Landlord's costs plus ten percent (10%) for administrative cost recovery. Landlord may make such repairs to Base Building Improvements as may be deemed necessary by Landlord for normal maintenance operations and Landlord shall not otherwise be obligated to make improvements to, or repairs of, the Leased Premises; provided, however, Landlord may, at Tenant's expense, make such improvements to, or repairs of, the Leased Premises as Tenant shall request in writing, at a cost equal to the costs incurred by Landlord in such maintenance or such repairs, plus an additional charge of ten percent (10%) for administrative cost recovery.

5.03     REPAIRS BY TENANT.

         Subject to Section 5.02, Tenant shall at its own cost and expense, keep the Leased Premises and all leasehold improvements in a condition similar to the condition as of the Commencement Date, normal wear and tear excepted and shall perform all repairs and improvements required by any governmental law, ordinance, rule or regulation. If Tenant fails to commence any such repairs to the Leased Premises and leasehold improvements within twenty (20) days after written notice from Landlord to Tenant and thereafter diligently proceed with such repair work until completion, Landlord may, at its option, make such repairs or any replacements deemed necessary by Landlord, and Tenant shall pay to Landlord on demand Landlord's cost thereof plus a charge of ten percent (10%) for administrative cost recovery.

                                       VI.

6.01     CONDEMNATION.

         If all or substantially all of the Leased Premises, or such portion of the Leased Premises or the Project as would render, in Landlord's and Tenant's reasonable judgment, the continuance of Tenant's business from the Leased Premises impracticable, shall be permanently taken or condemned for any public purpose, then this Lease, at the option of Tenant or Landlord upon the giving of written notice to the other party within thirty (30) days from the date of such condemnation or taking, shall forthwith cease and terminate. If any material portion of the Project shall be permanently taken or condemned for any public purpose, then Landlord shall have the option of terminating this Lease by written notice to Tenant within ten (10) days from the date of such condemnation or taking, so long as Landlord also terminates the leases of all similarly situated tenants. If this Lease is terminated as provided above, this Lease shall cease and expire as if the date of transfer of possession of the Leased Premises, the Project, or any portion thereof, was the expiration date of this Lease. In the event that this Lease is not terminated by either Landlord or Tenant as aforesaid, Tenant shall pay the Net Rental, Additional Rental and all other Rent up to the date of transfer of possession of such portion of the Leased Premises so taken or condemned and this Lease shall thereupon cease and terminate with respect to such portion of the Leased Premises so taken or condemned as if the date of transfer of possession of the Leased Premises was the expiration date of the Term of this Lease relating to such portion of the Leased Premises. Thereafter the Net Rental and Additional Rental shall be adjusted on a pro rata basis.

         In the event of any such condemnation or taking and this Lease is not so terminated, Landlord shall promptly repair the Leased Premises or the Project, as the case may be, to Building Standard condition (with Base Building Improvements) so that the remaining portion of the Leased Premises or Project, as the case may be, shall constitute an architectural unit, fit for Tenant's occupancy and business; provided, however, that Landlord's obligation to repair hereunder shall be limited to the extent of the net proceeds made available to Landlord for such repair from any such condemnation or taking. In the event of any temporary taking or condemnation for any public purpose of the Leased Premises or any portion thereof, then this Lease shall continue in full force and effect except that Net Rental and Additional Rental shall be adjusted on a pro rata basis for the period of time that the Leased Premises are so taken as of the date of transfer of possession of the Leased Premises and Landlord shall be under no obligation to make any repairs or alterations. In the event of any condemnation or taking of the Leased Premises, Tenant hereby assigns to Landlord the value of all or any portion of the unexpired Term of this Lease and all leasehold improvements and Tenant may not assert a claim for a condemnation award therefor; provided, however, Tenant may pursue a separate attempt to recover an award or compensation against or from the condemning authority for
(i) the value of any fixtures, furniture, furnishings, Tenant's Extra Work and other personal property which were condemned but which under the terms of this Lease Tenant is permitted to remove at the end of the Term of this Lease, (ii) the unamortized cost of Tenant's Extra Work, which are not so removable by Tenant at the end of the Term of this Lease but which were installed solely at Tenant's expense, (iii) relocation and moving expenses, and (iv) compensation for loss to Tenant's business.

6.02     DAMAGES FROM CERTAIN CAUSES.

         Landlord shall not be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, riot, strike, insurrection, war, requisition or order of governmental body or authority, court order or injunction, or any cause beyond Landlord's control or, except in the case of the gross negligence or intentional misconduct of Landlord, for any damage or inconvenience which may arise through repair or alteration of any part of the Project. All goods, property or personal effects stored or placed by Tenant in or about the Project or Leased Premises shall be at the sole risk of the Tenant.

6.03     CASUALTY CLAUSE.

         (a) In the event any portion of the Leased Premises or any portion of the General Common Areas is damaged by fire or other casualty, earthquake or flood or by any other cause of any kind or nature (hereinafter collectively referred to as the "Damaged Property") and the Damaged Property can, in the opinion of the Landlord's architect, be repaired within ninety (90) calendar days from the date of notice of Landlord's architect's opinion, then Landlord shall proceed to rebuild or restore the Damaged Property to Building Standard condition (with Base Building Improvements), subject to Section 6.03(e) hereof.

         (b) In the event the Damaged Property cannot, in the opinion of Landlord's architect, be repaired within ninety (90) days from the date of notice of Landlord's architect's opinion, but can be repaired within one hundred eighty (180) days from the date of notice of Landlord's architect's opinion, Landlord, at Landlord's sole option, shall have the right (i) to terminate this Lease by notifying Tenant of such termination within twenty (20) days of receipt of Landlord's architect's opinion, or (ii) to restore or rebuild the Damaged Property to Building Standard condition (with Base Building Improvements), subject to Section 6.03(e) hereof.

         (c) If, in the opinion of Landlord's architect, damage to the Damaged Property cannot be repaired within one hundred eighty (180) days from the date of notice of Landlord's architect's opinion, then both Landlord and Tenant shall have the right to terminate this Lease by notifying the other party in writing of such termination within twenty (20) days of receipt of Landlord's architect's opinion.

         (d) Notwithstanding any language herein to the contrary, if at the time of any such damage, less than one (1) year remains in the Term of this Lease, exclusive of any renewal options, then Landlord, at Landlord's sole option, shall have the right to terminate this Lease.

         (e) Notwithstanding any language contained herein to the contrary, in the event this Lease is not terminated as provided hereunder (i) Landlord shall be obligated to rebuild or restore the Damaged Property only to the extent of the net insurance proceeds available to Landlord for the purpose of rebuilding and restoration, (ii) if the Damaged Property is all or any portion of the Leased Premises, Landlord shall be obligated to rebuild or restore the Damaged Property only to Building Standard condition (with Base Building Improvements), except that Tenant shall have the right to require Landlord to rebuild or restore the Damaged Property substantially to the condition which existed immediately prior to such damage, provided that Tenant shall bear all costs and expenses, including without limitation, rentals that are lost due to extended construction time, in excess of the lesser of (A) any net insurance proceeds available to Landlord for the purpose of rebuilding or restoration, or
(B) the cost to Landlord of rebuilding and restoring the Damaged Property to Building Standard condition (with Base Building Improvements); and (iii) Tenant shall be entitled to a pro rata abatement of Net Rental and Additional Rental during the period of time the Leased Premises, or any portion thereof, are untenable due to such damage. Landlord's architect's opinion shall be given to both Landlord and Tenant in accordance with Section 9.01 within thirty (30) days from the date of any such damage. In the event of any termination of this Lease under this Section 6.03, this Lease shall cease and terminate as if the date of such damage was the expiration date of the Term of this Lease. Notwithstanding any contrary language in this Section 6.03, if the Leased Premises, the Project, or any portion thereof shall be damaged through the gross negligence or willful misconduct of Tenant, such damage shall be repaired by Landlord at the sole expense of Tenant and Rent shall continue hereunder unabated.

6.04     TENANT'S INSURANCE.

         Tenant shall carry (at its sole expense during the Term) (i) fire and extended coverage insurance insuring Tenant's interest in its improvements to the Leased Premises and any and all furniture, equipment, supplies, contents and other property owned, leased, held or possessed by it and contained therein, such insurance coverage to be in an amount equal to the full insurable value of such improvements and property, as such may increase from time to time; and (ii) workers' compensation insurance as required by applicable law. Tenant shall also procure and maintain throughout the Term a policy or policies of insurance, insuring Tenant, Landlord and any other person designated by Landlord, against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Leased Premises, or arising out of the condition, use, or occupancy of the Leased Premises, or other portions of the Building or Project, such policy to have a combined single limit of not less than Two Million and No/100 Dollars ($2,000,000) for any bodily injury or property damage occurring as a result of or in conjunction with the above. Landlord and Tenant shall each have included in all policies of insurance respectively obtained by them with respect to the Project, the Building or the Leased Premises a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage; provided however, that the foregoing release by each party is conditioned upon the other party's carrying insurance with the above described waiver of subrogation, and if such coverage is not obtained or maintained by either party, then the other party's foregoing release shall be deemed to be rescinded until such waiver is either obtained or reinstated. All said insurance policies shall be carried with companies licensed to do business in the State of Georgia reasonably satisfactory to Landlord and shall be noncancelable except after twenty (20) days' written notice to Landlord. At Landlord's request, duly executed certificates of such insurance shall be delivered to Landlord prior to the Commencement Date and at least thirty (30) days prior to the expiration of each respective policy term.

6.05     HOLD HARMLESS.

         Landlord shall not be liable to Tenant, its agents, servants, employees, contractors, customers or invitees for any damage to person or property caused by any act, omission or neglect of Tenant, its agents, servants or employees, and Tenant agrees to indemnify and hold Landlord harmless from all liability and claims for any such damage. Tenant shall not be liable to Landlord, or to Landlord's agents, servants, employees, contractors, customers or invitees for any damage to person or property caused by any act, omission or neglect of Landlord, its agents, servants or employees, and Landlord agrees to indemnify and hold Tenant harmless from all claims for such damage. The indemnifications granted by each of Landlord and Tenant herein are subject to any express provisions to the contrary in this Lease.

6.06     ENVIRONMENTAL MATTERS

         (a) Tenant shall not cause or permit to be brought upon, kept or used in or about the Leased Premises or the Project, any hazardous or toxic substance, material or waste that is or becomes regulated under any applicable local, state or federal law (collectively "Hazardous Material"); provided however, that Tenant may keep and use general office supplies and office cleaning supplies in accordance with applicable law. If Tenant breaches the foregoing covenant, or if the presence of Hazardous Material on the Leased Premises or Project caused or permitted by Tenant results in contamination thereof, then Tenant shall indemnify, defend and hold harmless Landlord from any and all claims, judgments, damages, penalties, fines, costs, liabilities and loss (including, without limitation, diminution in value of the Leased Premises and Project, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Leased Premises or Project, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Leased Premises or Project. Without limiting the foregoing, if the presence of any Hazardous Material on the Leased Premises or Project caused or permitted by Tenant results in the contamination of the Leased Premises or Project, Tenant shall promptly take all actions at its sole expense as are necessary to return the same to the condition existing prior to the introduction of any such Hazardous Material thereto; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term, or short-term effect on the Leased Premises and Project. The foregoing indemnity shall survive for two (2) years after the expiration or earlier termination of this Lease; provided, if prior to the expiration of said two (2) year period Landlord has made a claim, or has given Tenant notice of its intent to make a claim, against Tenant under said indemnity, the indemnity shall survive until said claim is paid in full, Landlord waives such claim in writing, or it is finally determined that no amount is due from Tenant to Landlord.

         (b) Landlord covenants and agrees that if any Hazardous Material other than "Permitted Hazardous Material" (as defined herein) is found in the Project in such amounts and locations as would require Landlord to remove such materials as a matter of law, then Landlord shall remove or cause to be removed such Hazardous

Material. The term "Permitted Hazardous Material" shall mean such Hazardous Material as is commonly and legally used or stored as a consequence of using, maintaining or operating the Project, so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action" as that term is defined under applicable law.

                                      VII.

7.01     DEFAULT AND REMEDIES.

         (a) The occurrence of any of the following shall constitute events of default:

                  (i) Net Rental, Additional Rental or any other Rent or other sum of money payable under this Lease is not paid within five (5) days after written notice from Landlord that the same is due;

                  (ii) The Leased Premises are deserted, vacated, or not used as regularly or consistently as would normally be expected for similar premises put to general office use, even though the Tenant continues to pay the stipulated rent; provided, however, Tenant shall not be in default hereunder if Tenant gives Landlord written notice not less than thirty (30) days prior to such abandonment or vacation (a "Permitted Vacation"); provided further, that if any such Permitted Vacation continues for more than ninety (90) days, Landlord shall have the right, but not the obligation, to terminate this Lease at any time by giving Tenant not less than fifteen (15) days' notice of such termination (which notice may, at Landlord's option, be given during said ninety [90] day period, to be effective upon the expiration of said ninety [90] day period);

                  (iii) Tenant's interest in this Lease or the Leased Premises shall be subjected to any attachment, levy, or sale pursuant to any order or decree entered against Tenant in any legal proceeding, and such order or decree shall not be vacated within sixty (60) days of entry thereof;

                  (iv) Tenant assigns or sublets all or any portion of the Leased Premises except as permitted herein; or

                  (v) Tenant breaches or fails to comply with any term, provision, condition, or covenant of this Lease, other than as described in
Section 7.01(a)(i), or with any of the Rules and Regulations now or hereafter established to govern the operation of the Building or Project, and such breach or failure is not cured within thirty (30) days after written notice from Landlord of such breach or failure, or, if such breach or failure is of a nature that it cannot be cured within thirty (30) days, if Tenant fails to commence to cure such breach or failure as soon as reasonably practicable (and in all events within thirty [30] days after written notice from Landlord), and thereafter diligently pursue such cure to completion within ninety (90) days after the date of Landlord's notice.

         (b) Upon the occurrence of an event of default, Landlord shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted it by law or in equity or by this Lease:

                  (i) Landlord, with or without terminating this Lease, may immediately or at any time thereafter re-enter the Leased Premises and correct or repair any condition which shall constitute a failure on Tenant's part to keep, observe, perform, satisfy, or abide by any term, condition, covenant, agreement, or obligation of this Lease or of the Rules and Regulations now in effect or hereafter adopted or of any notice given Tenant by Landlord pursuant to the terms of this Lease, and Tenant shall fully reimburse and compensate Landlord on demand

                  (ii) Landlord, with or without terminating this Lease, may immediately or at any time thereafter demand in writing that Tenant vacate the Leased Premises and thereupon Tenant shall vacate the Leased Premises and remove therefrom all property thereon belonging to or placed on the Leased Premises by, at the direction of, or with consent of Tenant within ten (10) days of receipt by Tenant of such notice from Landlord, whereupon Landlord shall have the right to re-enter and take possession of the Leased Premises. Any such demand, re-entry and taking possession of the Leased Premises by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Leased Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.

                  (iii) Landlord, with or without terminating this Lease, may immediately or at any time thereafter, re-enter the Leased Premises and remove therefrom Tenant and all property belonging to or placed on the Leased Premises by, at the direction of, or with consent of Tenant. Any such re-entry and removal by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Leased Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.

                  (iv) Landlord, with or without terminating this Lease, may immediately or at any time thereafter relet the Leased Premises or any part thereof for such time or times, at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, and Landlord may make any alterations or repairs to the Leased Premises which it may deem necessary or proper to facilitate such reletting; and Tenant shall pay all costs of such reletting including but not limited to the cost of any such alterations and repairs to the Leased Premises, attorneys' fees, leasing inducements, and brokerage commissions; and if this Lease shall not have been terminated, Tenant shall continue to pay all Rent and all other charges due under this Lease up to and including the date of beginning of payment of rent by any subsequent tenant of part or all of the Leased Premises, and thereafter Tenant shall pay monthly during the remainder of the Term of this Lease the difference, if any, between the rent and other charges collected from any such subsequent tenant or tenants and the Rent and other charges reserved in this Lease, but Tenant shall not be entitled to receive any excess of any such rents collected over the Rent reserved herein.

                  (v) Landlord may immediately or at any time thereafter terminate this Lease, and this Lease shall be deemed to have been terminated upon receipt by Tenant of written notice of such termination; upon such termination Landlord shall recover from Tenant all damages Landlord may suffer by reason of such termination including, without limitation, unamortized sums expended by Landlord for construction of leasehold improvements, all arrears in rentals, costs, charges, additional rentals, and reimbursements, the cost (including court costs and attorneys' fees) of recovering possession of the Leased Premises, the cost of any alteration of or repair to the Leased Premises which is necessary or proper to prepare the same for reletting and, in addition thereto, Landlord at its election shall have and recover from Tenant either (1) an amount equal to the excess, if any, of the total amount of all rents and other charges to be paid by Tenant for the remainder of the Term discounted to present value using a reasonable discount rate selected by Landlord over the then reasonable rental value of the Leased Premises for the remainder of the Term also discounted to present value using a reasonable discount rate selected by Landlord (taking into consideration the probable costs of marketing and reletting the Leased Premises, then-current rental rates, probable rental rates for the remainder of the Term, probable concession packages, the probability of reletting the Leased Premises and the probable amount of time which will elapse before the Leased Premises are relet); provided however, that such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's actual damages in such an event are impossible to ascertain and that the amount set forth herein is a reasonable estimate thereof), or (2) the rents and other charges which Landlord would be entitled to receive from Tenant pursuant to the provisions of Section 7.01
(b)(iv) if the Lease were not terminated. Such election shall be made by Landlord by serving written notice upon Tenant of its choice of one of the two said alternatives within thirty (30) days of the notice of termination.

         (c) If Landlord re-enters the Leased Premises or terminates this Lease pursuant to any of the provisions of this Lease, Tenant hereby waives all claims for damages which may be caused by such re-entry or termination by Landlord. Tenant shall and does hereby indemnify and hold Landlord harmless from any loss, cost (including court costs and attorneys' fees), or damages suffered by Landlord by reason of such re-entry or termination. No such re-entry or termination shall be considered or construed to be a forcible entry.

         (d) The exercise by Landlord of any one or more of the rights and remedies provided in this Lease shall not prevent the subsequent exercise by Landlord of any one or more of the other rights and remedies herein provided. All remedies provided for in this Lease are cumulative and may, at the election of Landlord, be exercised alternatively, successively, or in any other manner and are in addition to any other rights provided for or allowed by law or in equity.

7.02     INSOLVENCY OR BANKRUPTCY.

         The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or any general assignment by Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, or reorganization act, shall, at Landlord's option, constitute a breach of this Lease by Tenant. Upon the happening of any such event or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, or reorganization proceedings.

7.03     LATE PAYMENTS.

         Tenant shall pay, as a late charge in the event any installment of Net Rental, Additional Rental or any other charge owed by Tenant hereunder is not paid when due, the greater of $100.00 or an amount equal to five percent (5%) of the amount due for each and every thirty (30) day period that said amount remains unpaid (but in no event shall the amount of such late charge exceed an amount based upon the highest legally permissible rate chargeable at any time by Landlord under the circumstances). Should Tenant make a partial payment of past due amounts, the amount of such partial payment shall be applied first to reduce all accrued and unpaid late charges, in inverse order of their maturity, and then to reduce all other past due amounts, in inverse order of their maturity.

7.04     ATTORNEY'S FEES.

         If any Rent or other debt owing by Tenant to Landlord hereunder is collected by or through an attorney at law, Tenant agrees to pay Landlord's reasonable attorneys' fees in collecting the same. Further, in the event of any lawsuit or court action between Landlord and Tenant arising out of or under this Lease or the terms and conditions stated herein, the prevailing party in such lawsuit or court action shall be entitled to and shall collect from the nonprevailing party the reasonable attorney's fees and court costs actually incurred by the prevailing party with respect to said lawsuit or court action.

7.05     WAIVER OF HOMESTEAD.

         Tenant hereby waives and renounces all homestead or exemption rights which Tenant may have under or by virtue of the Constitutions and Laws of the United States, the State of Georgia, and any other

State as against any debt or sum Tenant may owe Landlord under this Lease and hereby transfers, conveys, and assigns to Landlord all homestead or exemption rights which may be allowed or set apart to Tenant, including such as may be set apart in any bankruptcy proceeding, to pay any debt or sum owing by Tenant to Landlord hereunder.

7.06     NO WAIVER OF RIGHTS.

         No failure or delay of Landlord to exercise any right or power given it herein or to insist upon strict compliance by Tenant of any obligation imposed on it herein and no custom or practice of either party hereto at variance with any term hereof shall constitute a waiver or a modification of the terms hereof by Landlord or any right it has herein to demand strict compliance with the terms hereof by Tenant. No waiver of any right of Landlord or any default by Tenant on one occasion shall operate as a waiver of any of Landlord's other rights or of any subsequent default by Tenant. No express waiver shall affect any condition, covenant, rule, or regulation other than the one specified in such waiver and then only for the time and in the manner specified in such waiver. No person has or shall have any authority to waive any provision of this Lease unless such waiver is expressly made in writing and signed by an authorized officer of Landlord.

7.07     HOLDING OVER.

         In the event of holding over by Tenant after expiration or termination of this Lease without the written consent of Landlord, Tenant shall pay as liquidated damages, solely for such holding over, one hundred fifty percent (150%) Rent (including, without limitation, all Net Rental and Additional Rental as would have been payable if this Lease had not so terminated or expired) for the entire holdover period. No holding over by Tenant after the Term of this Lease shall be construed to extend this Lease. In the event of any unauthorized holding over, Tenant shall indemnify Landlord against all claims for damages by any other tenant to whom Landlord shall have leased all or any part of the Leased Promises effective upon the termination of this Lease. Any holding over with the express written consent of Landlord shall thereafter constitute this Lease to be a lease from month to month at a Net Rental, Additional Rental and all other sums required to be paid by Tenant prior to the expiration or termination of this Lease as may be determined by Landlord.

7.08     SUBORDINATION.

         (a) Tenant agrees that the rights of Tenant under this Lease are subject and subordinate to, and upon the request of Landlord made in writing, Tenant will confirm the subordination of this Lease to each ground or land lease now or hereafter covering all or any part of the Land and to each mortgage or deed to secure debt which may now or hereafter encumber the Project and/or the Land, as well as to all renewals, modifications, consolidations, replacements and extensions thereof in a written form reasonably acceptable to Tenant and the lessor under any such ground or land lease and the holder of any such mortgage or deed to secure debt; provided, however, that the lessor under any such ground or land lease and the holder of any such mortgage or deed to secure debt shall, so long as Tenant shall not be in default under this Lease, not disturb Tenant in its possession of the Leased Premises or terminate Tenant's rights hereunder. Tenant expressly recognizes and agrees that the lessor under any such ground or land lease and the holder of any such mortgage or deed to secure debt or any of their successors or assigns or any other holder of such instrument may sell the Project or the Land in the manner provided for by law or in such instrument; and further, such sale may be made subject to this Lease. In the event of the enforcement by the lessor under any such ground or land lease or the grantee under any such mortgage or deed to secure debt of the remedies provided for by law or by such land or ground lease, mortgage or deed to secure debt, Tenant will, upon request of any person or party succeeding to the interest of said lessor or grantee, as a result of such enforcement, automatically become the tenant of such successor in interest without change in the terms or provisions of this Lease; provided, however, that such successor in interest shall not be bound by (x) any payment of Rent for more than one month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, or (y) any amendment or modification of this Lease made without the written consent of such lessor or grantee or such successor in interest if such lessor, grantee or successor in interest had previously notified Tenant in writing of its interest. Upon request by such successor in interest, Tenant shall execute and deliver an instrument or instruments confirming the attornment herein provided for in a form reasonably acceptable to Tenant and such successor in interest. Notwithstanding anything contained in this Lease to the contrary, in the event of any default by Landlord in performing its covenants or obligations hereunder which would give Tenant the right to terminate this Lease, Tenant shall not exercise such right unless and until (aa) Tenant gives written notice of such default (which notice shall specify the exact nature of said default and how the same may be cured) to any lessor under any such land or ground lease and any holder(s) of any such mortgage or deed to secure debt who has theretofore notified Tenant in writing of its interest and the address to which notices are to be sent, and (bb) said lessor and holder(s) fail to undertake action to cure said default within thirty
(30) days from the giving of such notice by Tenant. The provisions of Section
9.01 shall govern the manner and effective date of any notice to be given by Tenant to any such parties.

         (b) Landlord warrants to Tenant that there is, as of the date of this Lease, no ground lease affecting the Land, and the only deed to secure debt encumbering the Land is held by The Prudential Insurance Company of America ("Prudential"). Landlord shall (i) use its best efforts to obtain a nondisturbance agreement in substantially the form attached hereto as Exhibit J from Prudential (and use its reasonable efforts to assist Tenant in negotiating reasonable revisions to said nondisturbance agreement), and (ii) use its reasonable efforts to obtain nondisturbance agreements from all parties secured by any future mortgage or deed to secure debt, and from any and all ground lessors holding an interest in the Land, which agreements shall provide that Tenant will not be joined as a party defendant in any action to enforce any mortgage or deed to secure debt, or to terminate any ground lease, nor will Tenant's rights under this Lease be affected by any such action or any judgment rendered as a result of such action, so long as there exists no uncured default on the part of Tenant under this Lease. All nondisturbance agreements obtained pursuant to the provisions hereof shall be conditioned upon Tenant's agreement to attorn to and recognize the purchaser at any foreclosure sale under such mortgage or deed to secure debt or to recognize any such ground lessor or its successors or assigns as the successor in interest to Landlord in the event of termination of such ground lease, and shall include the terms and provisions set forth in this Section 7.08.

7.09     ESTOPPEL CERTIFICATE OR THREE-PARTY AGREEMENT.

         At the request of either Landlord or Tenant, the other party will execute, from time to time, either an estoppel certificate or a three-party agreement among Landlord, Tenant and any third party certifying to such facts (if true) as Landlord or Tenant, as the case may be, or such third party, may reasonably require in connection with the business dealings of the parties. Tenant agrees to execute and deliver any such estoppel certificate and/or three-party agreement within fifteen (15) days after the date Landlord requests the same, and hereby irrevocably appoints Landlord as its attorney-in-fact, coupled with an interest, to execute and deliver, for and in the name of Tenant, any such estoppel certificate and/or three-party agreement, if Tenant fails to execute and deliver the same within said fifteen (15) day period.

                                      VIII.

8.01     SUBLEASE OR ASSIGNMENT BY TENANT.

         (a) Tenant shall not, without the Landlord's prior written consent, (i) assign, convey, mortgage, pledge, encumber, or otherwise transfer (whether voluntarily, by operation of law, or otherwise) this Lease or any interest hereunder; (ii) allow any lien to be placed upon Tenant's interest hereunder; (iii) sublet the Leased Premises or any part thereof; or (iv) permit the use or occupancy of the Leased Premises or any part thereof by any one other than Tenant. Any attempt to consummate any of the foregoing without Landlord's consent shall be of no force or effect For purposes hereof, the transfer of the ownership or voting rights in a controlling interest of the voting stock of Tenant (if Tenant is a corporation) or the transfer of a general partnership interest or a majority of the limited partnership interest in Tenant (if Tenant is a partnership), at any time throughout the Term of this Lease, shall be deemed to be an assignment of this Lease. Notwithstanding the foregoing (but subject to the other terms and provisions of this Section 8.01), Tenant shall have the right to assign the Lease or sublet the Premises, or any part thereof, without Landlord's consent, but subject to Landlord's rights to notice and prohibition contained herein, to any parent, subsidiary, affiliate or controlled corporation, partnership or limited liability company (so long as Tenant remains liable under this Lease) or to the corporation, partnership or limited liability company into which Tenant may be converted or into which it may merged (an "Affiliated Assignee"). Tenant shall have the obligation to notify Landlord of its intent of any such arrangement, and if Landlord reasonably determines that the proposed assignee or sublessee is engaged in a business which would materially interfere with the operation of the Project or that permitting the assignment of subletting would cause a violation by Landlord of its obligations under any lease covering a portion of the Project, Landlord shall have the right to prohibit such arrangement based upon the issue of the business of the proposed assignee or sublessee or the compatibility of the proposed assignee or sublessee with the business in the Project. Tenant shall not assign this Lease or any interest herein, or sublet all or any portion of the Leased Premises, or request Landlord's consent to any such assignment or subletting, and Landlord shall not be required to consider any requested assignment or subletting, to any of the following: any governmental body, agency, or bureau of the United States, any state, county, municipality or any subdivision thereof, any agency exercising governmental authority or any quasi-governmental agency (e.g., the United States Postal Service); any foreign government or subdivision thereof; any healthcare professional or healthcare service organization (unless the same agree to use the Leased Premises only for general office purposes); schools or similar organizations (unless the same agree to use the Leased Premises only for general office purposes); employment agencies; radio, television or other communication stations; restaurants; and retailers offering retail services from the Leased Premises.

         (b) Notwithstanding anything herein to the contrary (other than Tenant's right to sublet or assign to an Affiliated Assignee without Landlord's consent, but subject to Landlord's right to notice and prohibition as specified in Section 8.01 (a) above), if at any time or from time to time during the Term of this Lease Tenant desires to sublet all or any portion of the Leased Premises or assign all or any portion of Tenant's interest in this Lease, Tenant shall notify Landlord in writing (hereinafter referred to in this Section 8.01 as the "Notice") of the terms of the proposed subletting or assignment, the identity of the proposed sublessee or assignee, the nature of the proposed sublessee's or assignee's business, the area proposed to be sublet or covered by the assignment (hereinafter referred to as "Sublet Space"), and such other information as Landlord may request to evaluate Tenant's request to sublet or assign. Landlord shall then have the option (i) to sublet the Sublet Space from Tenant as provided in subsection (c) hereof at the same Net Rental and Additional Rental as Tenant is required to pay to Landlord under this Lease for the Sublet Space,
(ii) to terminate this Lease as to the Sublet Space as provided in subsection
(d) hereof, (iii) to allow the proposed sublease or assignment subject to the final review for approval as provided in subsection (e) hereof, or (iv) to refuse to consent to Tenant's assignment of this Lease or sublease of the

Leased Premises and elect to continue this Lease in full force and effect as to the entire Leased Premises; provided however, that Landlord may not elect options (i) or (ii) if Tenant is requesting Landlord's consent to a subletting of a portion of the Leased Premises to a contractor or agent of Tenant (such as a travel agent, attorney or accountant) for the purpose of providing services to Tenant. Landlord's option to sublet, to terminate, or to allow the proposed sublease or assignment subject to final review, or to refuse consent, as the case may be, shall be exercisable by Landlord in writing within a period of thirty (30) calendar days after receipt of the Notice and any failure by Landlord to exercise any of such options within said thirty (30) day period shall be deemed to constitute the election of option (iv) above.

         (c) In the event Landlord exercises the option to sublet the Sublet Space pursuant to Landlord's options set forth above, the term of the subletting from the Tenant to Landlord shall be the term set forth in the Notice (which shall not be longer than the then current Term of this Lease unless Landlord expressly agrees in writing that any extension or renewal option contained in this Lease will apply to such Sublet Space) and shall be on such terms and conditions as are contained in this Lease to the extent applicable, except that the Landlord shall have the right to further sublet the Sublet Space freely and without any consent or approval from Tenant and upon such terms and for such rent as Landlord shall agree upon in its sole and absolute discretion.

         (d) If Landlord elects to terminate this Lease pursuant to Landlord's options set forth above, then this Lease shall terminate as to the Sublet Space on the date set forth in Landlord's notice to Tenant, which date shall be no less than thirty (30) days and no more than ninety (90) days after the date of such notice. If the Sublet Space does not constitute the entire Leased Premises and Landlord exercises its option to terminate this Lease with respect to the Sublet Space, as to that portion of the Leased Premises which is not part of the Sublet Space, this Lease shall remain in full force and effect except that Net Rental and Additional Rental shall be calculated on the difference between the net rentable area prior to such termination and the net rentable area of the Sublet Space.

         (e) If Landlord elects to allow the proposed sublease or assignment subject to final review, provided that at the time of any such assignment or subletting this Lease is in full force and effect and there is no default hereunder on the part of the Tenant, Tenant shall submit to Landlord, within twenty (20) calendar days after receipt of Landlord's notice of election, a copy of the proposed sublease or assignment, which sublease or assignment must provide for the assumption of all of Tenant's obligations under this Lease, and such additional information concerning the business, reputation and credit-worthiness of the proposed sublessee or assignee as shall be sufficient to allow Landlord to form a commercially reasonable judgment with respect thereto. Landlord agrees not to unreasonably withhold its approval of any proposed sublease or assignment and, in the event Landlord fails to approve or disapprove any such sublease or assignment within thirty (30) days after Landlord's receipt of such submission from Tenant, such sublease or assignment shall be deemed to be approved, provided, however, that if Landlord approves any proposed sublease or assignment, Landlord shall receive from Tenant as additional Rent hereunder fifty percent (50%) of any rents or other sums received by Tenant pursuant to said sublease or assignment, in excess of the rentals payable to Landlord by Tenant under this Lease with respect to the Sublet Space (after deducting all of Tenant's reasonable costs associated therewith, including reasonable brokerage fees and the reasonable cost of remodeling or otherwise improving the Leased Premises for said sublessee or assignee), as such rents or other sums are received by Tenant from the approved sublessee or assignee. Landlord may require that any rent or other sums paid by a sublessee or assignee be paid directly to Landlord. If Landlord approves in writing the proposed sublessee or assignee and the terms of the proposed sublease or assignment, but a fully executed counterpart of such sublease or assignment is not delivered to Landlord within ninety (90) calendar days after the date of Landlord's written approval, then Landlord's approval of the proposed sublease or assignment shall be deemed null and void and Tenant shall again comply with all the conditions of this Section 8.01 as if the Notice and options hereinabove referred to had not been given, received or exercised. If Landlord fails to approve the form of sublease or assignment or the sublessee or assignee, Tenant shall have the right to submit amended forms or other sublessees or assignees to Landlord to review for approval.

         (f) Notwithstanding the giving by Landlord of its consent to any sublease or assignment with respect to the Leased Premises, no sublessee or assignee may exercise any expansion option, right of first refusal option, right of first offer option, or renewal option under this Lease except in accordance with a separate written agreement entered into directly between such sublessee or assignee and Landlord.

         (g) Notwithstanding the giving by Landlord of its consent to any subletting, assignment or occupancy as provided hereunder or any language contained in such lease, sublease or assignment to the contrary, unless this Lease is expressly terminated by Landlord, Tenant shall not be relieved of any of Tenant's obligations or covenants under this Lease and Tenant shall remain fully liable hereunder.

         (h) If, with the consent of the Landlord, the Leased Premises or any part thereof is sublet or occupied by other than Tenant or this Lease is assigned, Landlord may, after default by Tenant, collect rent from the subtenant, assignee or occupant, and apply the net amount collected to the Net Rental, Additional Rental and any other sums herein reserved. No such subletting, assignment, occupancy, or collection shall be deemed (i) a waiver of any of Tenant's covenants contained in this Lease, (ii) a release of Tenant from further performance by Tenant of its covenants under this Lease, or (iii) a waiver of any of Landlord's other rights hereunder.

8.02     ASSIGNMENT BY LANDLORD.

         Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder, in the Project, the Building, the Land and all other property referred to herein, and in such event and upon such transfer (any such transferee to have the benefit of, and be subject to, the provisions of Sections 8.03 and 8.04 hereof) and the assumption of this Lease by the transferee no further liability or obligation shall thereafter accrue against Landlord hereunder.

8.03     PEACEFUL ENJOYMENT.

         Landlord covenants that Tenant shall and may peacefully have, hold and enjoy the Leased Premises, subject to the other terms hereof, provided that Tenant pays the rental and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during the ownership of the Landlord's interest hereunder.

8.04     LIMITATION OF LANDLORD'S PERSONAL LIABILITY.

         Tenant specifically agrees to look solely to Landlord's interest in the Project and the rent and other income derived therefrom, and any insurance proceeds or condemnation award received in connection therewith, for the recovery of any monetary judgment against Landlord, it being agreed that Landlord (and its partners and shareholders) shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

8.05     FORCE MAJEURE.

         Landlord and Tenant (except with respect to the payment of Net Rental, Additional Rental, or any other monetary obligation under this Lease, including any obligations arising pursuant to Exhibit D hereto) shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease when prevented from so doing by a cause or causes beyond the Landlord's or Tenant's (as the case may be) control, which shall include, without limitation, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, acts of God, or any other cause not within the reasonable control of Landlord or Tenant (as the case may be); provided, however, that any delay or prevention caused by Delay Items (defined in Exhibit D) shall be deemed to be due to a cause or causes within Tenant's control.

                                       IX.

9.01     NOTICES.

         Any notice or other communications required or permitted to be given under this Lease must be in writing and shall be effectively given or delivered if hand delivered to the addresses for Landlord and Tenant stated above, sent by certified or registered United States Mail, return receipt requested, to said addresses, or if sent by facsimile to the facsimile numbers for Landlord and Tenant stated above, with copies of any notice or other communication sent by facsimile also being sent by hand delivery or regular, certified or registered United States Mail. Any notice mailed shall be deemed to have been given upon receipt or refusal thereof. Notice effected by hand delivery shall be deemed to have been given at the time of actual delivery. Notice sent by facsimile shall be deemed to have been given only if and when it is actually received. Either party shall have the right to change its address to which notices shall thereafter be sent and the party to whose attention such notice shall be directed by giving the other party notice thereof in accordance with the provisions of this Section 9.01. Additionally, Tenant agrees to send copies of all notices required or permitted to be given to Landlord to:

                  Hines
                  Five Ravinia Drive
                  Atlanta, Georgia 30346
                  Attention: Controller
                  Facsimile Number: (770) 206-5325

and to each lessor under any ground or land lease covering all or part of the Land and each holder of a mortgage or deed to secure debt encumbering the Project and/or the Land that notifies Tenant in writing of its interest and the address to which notices are to be sent.

9.02     MISCELLANEOUS.

         This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord, and shall be binding upon and inure to the benefit of Tenant, its successors, and, to the extent assignment may be approved by Landlord hereunder, Tenant's assigns. Where appropriate the pronouns of any gender shall include the other gender, and either the singular or the plural shall include the other.

         Landlord and Tenant each warrant and represent to the other that there are no brokers' fees, real estate commissions, or similar fees due to any broker, agent or other party in connection with the negotiation or execution of this Lease on behalf of either of them other than Richard Bowers & Co. ("Broker") on behalf of Tenant and Hines Properties, Inc. on behalf of Landlord. Landlord shall pay

Broker and Hines a commission pursuant to separate agreements. Landlord and Tenant hereby agree to indemnify and hold the other harmless from and against any and all costs, expenses, liabilities, causes of action, claims or suits by any other party other than those aforementioned firms for compensation, commissions, fees or other sums claimed to be due or owing as a result of any relationship with the indemnitor in connection with the execution of this document.

         All rights and remedies of Landlord and Tenant under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law. This Lease is declared to be a Georgia contract, and all of the terms hereof shall be construed according to the laws of the State of Georgia. This Lease may not be altered, changed or amended, except by an instrument in writing executed by all parties hereto. Further, the terms and provisions of this Lease shall not be construed against or in favor of a party hereto merely because such party is the "Landlord" or the "Tenant" hereunder or such party or its counsel is the draftsman of this Lease.

         If Tenant is a corporation, partnership or other entity, Tenant warrants that all consents or approvals required of third parties (including but not limited to its Board of Directors or partners) for the execution, delivery and performance of this Lease have been obtained and that Tenant has the right and authority to enter into and perform its covenants contained in this Lease. Likewise, if Landlord is a corporation, partnership or other entity, Landlord warrants that all consent or approvals required of third parties (including but not limited to its Board of Directors or partners) for the execution, delivery and performance of this Lease have been obtained and that Landlord has the right and authority to enter into and perform its covenants contained in this Lease.

         Wherever in this Lease there is imposed upon Landlord the obligation to use best or reasonable efforts or due diligence, Landlord shall be required to do so only to the extent the same is economically feasible and otherwise will not impose upon Landlord extreme financial or other burdens.

         If any term or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

         Time is of the essence in this Lease.

         This Lease shall not convey any leasehold estate from Landlord to Tenant. Landlord and Tenant hereby agree that this Lease creates only the interest of a usufruct in Tenant which may not be levied upon or assigned without Landlord's permission.

         This Lease shall not be binding until and unless all parties have duly executed the same and a fully executed counterpart hereof has been delivered to Tenant.

         This instrument and any attached addendum or exhibits by the parties constitutes the entire agreement between Landlord and Tenant. No prior or contemporaneous promises, inducements, representations, or agreements, oral or otherwise, between the parties hereto embodied herein shall be binding or have any force or effect. Tenant will make no claim on account of any representations whatsoever, whether made by any renting agent, broker, officer, or other representative of Landlord or which may be contained in any circular, brochure, prospective, proposal or advertisement relating to the Leased Premises or the project or otherwise, unless the same is specifically set forth in this Lease.

         IN WITNESS WHEREOF, the parties hereto have executed and sealed this Lease as of the date aforesaid.

                            LANDLORD:

                            CSB - Georgia Limited Partnership, a Georgia
                                  limited partnership

                            By: Peachtree Investors Limited Partnership, its general partner




                            By:     /s/ Douglas M. Firstenberg
                                    ----------------------------------------
                                    Douglas M. Firstenberg

                            Its:    General Partner


                            TENANT:

                            Impac Hotel Group, L.L.C.




                            By:     /s/ Robert S. Cole
                                    ----------------------------------------

                            Its:    President
                                    ----------------------------------------

                            Attest: /s/ Nancy Wolff
                                    ----------------------------------------

                            Its:    Asst. Secretary
                                    ----------------------------------------

                                                [CORPORATE SEAL]

                                  EXHIBIT "A"

                              TWO LIVE OAK CENTER

           [Architectural Design of Building and adjacent buildings]

                               ACCESSIBILITY PLAN

                                  EXHIBIT A-1

All that tract or parcel of land lying and being in Land Lot 45, 17th District, City of Atlanta, Fulton County, Georgia, being more particularly described as follows:

Commence at the intersection of the southwest right-of-way of Oak Valley Road, having a 40 foot right-of-way, and the northwest right-of-way of Kingsboro Road, having a varying right-of-way; thence, southwesterly, along said Kingsboro Road right-of-way, South 61 degrees 13 minutes 09 seconds West, a distance of 151.70 feet to a point; thence, North 28 degrees 39 minutes 50 seconds West, a distance of 2.50 feet to a point; thence, South 61 degrees 20 minutes 10 seconds West, a distance of 270.80 feet to a point; thence, along an arc of curve to the right (which has a radius of 11.00 feet, and a central angle of 90 degrees 18 minutes 58 seconds, and a chord distance of 15.60 feet, along a bearing of North 73 degrees 49 minutes 24 seconds West), an arc distance of 17.34 feet to a point, said point being the intersection of said Kingsboro Road right-of-way and the northeast right-of-way of Lenox Road, having a varying right-of way; thence, northwesterly, along said Lenox Road right-of-way, North 28 degrees 58 minutes 48 seconds West, a distance of 344.00 feet to a point; and THE TRUE POINT OF BEGINNING. Thence, North 28 degrees 58 minutes 48 seconds West, a distance of 241.58 feet to a point; thence, North 61 degrees 36 minutes 39 seconds East, a distance of 176.00 feet to a point; thence, North 61 degrees 36 minutes 39 seconds East, a distance of 95.70 feet to a point; thence, South 28 degrees 56 minutes 47 seconds East, a distance of
150.00 feet to a point; thence, South 28 degrees 56 minutes 55 second East, a distance of 100.22 feet to a point; thence, North 61 degrees 11 minutes 27 seconds East, a distance of 160.74 feet to a point, said point being located on the aforementioned Oak Valley Road right-of-way; thence, southeasterly, along said right-of way, South 29 degrees 18 minutes 25 seconds East, a distance of
59.90 feet to a point; thence, leaving said right-of-way, South 61 degrees 09 minutes 28 seconds West, a distance of 150.31 feet to a point; thence, South 28 degrees 45 minutes 21 seconds East, a distance of 140.00 feet to a point; thence, South 61 degrees 12 minutes 40 seconds West, a distance of 121.90 feet to a point; thence, North 28 degrees 58 minutes 20 seconds West, a distance of
210.20 feet to a point; thence, South 61 degrees 19 minutes 38 seconds West, a distance of 160.00 feet to a point, said point being located on the aforementioned Lenox Road right-of-way and THE TRUE POINT OF BEGINNING.

                                  EXHIBIT "B"

                     [Architectural Design of Floor Space]

TWO LIVE OAK CENTER
PEACHTREE AT LENOX
Seventh Floor
3445 Peachtree Road

Vacant - Suite 700
20,698 USF/21,817 RSF

Hines
(404) 261-5900
(404) 233-1692 (fax)

PREPARED BY: NILES Bolton Interior Design

                                   EXHIBIT C

                 BUILDING STANDARD; BASE BUILDING IMPROVEMENTS;
                                   ALLOWANCE

         (a) When used in the Lease, the term "Building Standard" shall mean such materials as are described or depicted in the Building plans and specifications by Thompson, Ventulett, Stainback and Associates or materials of comparable quality as may be substituted therefor by Landlord.

         (b) The following Base Building Improvements in the Leased Premises shall be substantially complete upon delivery of Leased Premises to
Tenant:

                  1. Building Standard "shell" heating, ventilation and air conditioning system installed in accordance with the Building Plans and Specifications, which system includes one Building Standard horizontal multi-zone blow through air handling unit in the air handling room on each floor, with full floor distribution ductwork to provide ten (10) zones of heating and cooling on each floor. Landlord shall install the perimeter slot diffusers.

                  2. Building Standard automatic fire sprinkler system, which system is designed to meet NFPA light hazard occupancy but not to exceed one (1) Building Standard sprinkler head per two hundred twenty-five (225) usable square feet as affixed to the structure and ready for extension and/or relocation by Tenant, at Tenant's cost, to accommodate Tenant's leasehold improvements.

                  3. Building Standard fire protection alarm and voice communications system designed to meet NFPA and applicable local code based upon an assumed open floor plan, ready for extension at Tenant's cost to accommodate Tenant's leasehold improvements.

                  4. New Perimeter glass and metal curtain wall at the exterior of the Building, including Building Standard mini-blinds on all exterior window openings. Perimeter drywall shall be taped, floated and sanded, ready for paint by Tenant.

                  5. Restrooms, stairs, vestibules and other building core areas shall be installed in accordance with the Building plans and specifications. Core walls will be sanded and ready for paint by Tenant. Interior columns will be concrete.

                  6. On floors to be occupied by a single tenant, the on floor elevator lobby will be turned over in the Building Standard shell condition, ready for Tenant's finishes.

                  7. Other than noted above or shown in the Building plans and specifications, the Leased Premises is leased in an "as-is, where-is" condition. Tenant shall be responsible for verification of all existing building conditions and acknowledges that Landlord is not responsible for conflicts between existing conditions and plans and specifications other than the Building plans and specifications identified in Paragraph (a) above.

         (c) Landlord shall provide an allowance to offset the cost for the design, construction and installation of the tenant fit-up and finish work (including telecommunications systems) in the Leased Premises, and to offset Tenant's relocation costs, of Twenty-Seven and No/100 Dollars ($27.00) per rentable square foot within the Leased Premises (the "Allowance"). To the extent the costs to design and complete the tenant fit-up and finish work in the Premises and Tenant's relocation costs are less than the Allowance, then Landlord shall retain the difference. To the extent the costs to design and complete the tenant fit-up and finish work in the Leased Premises and Tenant's relocation costs are greater than the

Allowance, then, at Tenant's written request, the Landlord shall provide an additional allowance (the "Additional Allowance") equal to the amount of such excess, subject to a maximum Additional Allowance of One Dollar and 50/100 ($1.50) per rentable square foot within the Leased Premises. In the event Landlord provides the Additional Allowance, Net Rental (as defined in Section 2.02) shall be increased by an amount equal to the Additional Allowance (on a per net rentable square foot basis) amortized over the Term at an eleven percent (11 %) interest rate. (For example, for each $0.50 per rentable square foot provided by Landlord as an Additional Allowance, the Net Rental shall increase by $0.12 per rentable square foot). The Allowance (and, if applicable, the Additional Allowance) shall be paid to Tenant, based on paid invoices, upon Tenant occupying the Leased Premises, commencing the conduct of its business therefrom, payment of the first installment of Net Rental, and execution and delivery to Landlord of Exhibit G, and provided that Tenant is not in default under any terms and covenants of this Lease. To the extent the costs to design and complete the tenant fit-up and finish work in the Leased Premises and Tenant's relocation costs are greater than the Allowance and the Additional Allowance, then the amount of such excess shall be paid by Tenant.

         (d) In addition to the Allowance, Landlord shall provide an allowance of up to $0.10 per rentable square foot within the Leased Premises to offset the cost of the preparation and revision of the Space Plan. All additional costs for the preparation and revision of the Space Plan shall be paid for by Tenant.

                                   EXHIBIT D

                 CONSTRUCTION OF INITIAL LEASEHOLD IMPROVEMENTS

                             FOR IMPAC HOTEL GROUP

I.       SCHEDULE OF CRITICAL DATES

         The following is a schedule of certain critical dates relating to Landlord's and Tenant's respective obligations with respect to construction of the leasehold improvements for the Leased Premises. These dates, the specific references (e.g. the "Tenant Construction Documents Delivery Date") and the respective obligations of Landlord and Tenant are more fully described in
Section II below.

         All references to days mean calendar days, not working or business days.

                                                        Responsible
         Date Due                                       Party              Reference
         May 9, 1997                                    Tenant             "Tenant Construction
                                                                           Documents Delivery Date"

         Within 7 days after                            Landlord           "Tenant Construction
         Landlord Submits                                                  Documents Delivery Date"
         Tenant Construction Documents

         Within 7 days after                            Tenant             "Tenant Construction
         Landlord receives                                                 Documents Resubmittal Date"
         Tenant's written
         comments on Tenant
         Construction Documents

II.      LANDLORD AND TENANT PRE-CONSTRUCTION OBLIGATIONS

         1. Tenant shall inform Landlord of the architect and engineer which Tenant proposes to employ to prepare the Space Plan, the Preliminary Tenant Construction Documents and the Tenant Construction Documents, and Landlord shall have the right to approve the proposed architect and engineer, which approval shall not be unreasonably withheld, delayed or conditioned.

         2. Tenant has delivered to Landlord Space Plan PP-7 dated March 10, 1997 prepared by Niles Bolton (the "Space Plan"), which Space Plan will be used to prepare the Tenant Construction Documents (defined below).

         3. Landlord, by letter dated April 4, 1997, a copy of which is attached hereto as Exhibit D-2 has approved the Space Plan with the comments indicated therein.

         4. Tenant shall cause to be furnished to Landlord, on or before the Tenant Construction Documents Delivery Date, working drawings which shall consist of Tenant's architectural plans and specifications along with sets of structural, mechanical, electrical and plumbing plans and specifications and which collectively will contain and present at least the information described in Section IV. below (the "Tenant Construction Documents").

         5. Landlord shall provide a general review of the Tenant Construction Documents for conformity with the Space Plan and for possible conflicts with the base Building systems and shall deliver any comments to Tenant on or before the Tenant Construction Documents Review Date. Tenant will pay the reasonable cost of Landlord's engineer's review of the proposed connections to and/or modification of the base Building systems as shown on the Preliminary Tenant Construction Documents.

         6. If necessary, Tenant shall revise the Tenant Construction Documents to incorporate Landlord's comments and shall resubmit the revised Tenant Construction Documents to Landlord on or before the Tenant Construction Documents Resubmittal Date. Tenant shall remain responsible for the accuracy, coordination and completeness of the Tenant Construction Documents.

         7. Tenant shall be responsible for the cost of preparing, printing and submitting the Tenant Construction Documents for pricing.

         8. Tenant shall pay Landlord a fee in the amount equal to twenty-five cents ($0.25) multiplied by the number of net rentable square feet within the Leased Premises for reviewing the Space Plan, the Preliminary Tenant Construction Documents and the Tenant Construction Documents.

III.     CERTAIN PROVISIONS RELATING TO CONSTRUCTION

         1. As used in this Lease, the "Completion Date" means the date upon which Tenant's leasehold improvements, as shown on the Tenant Construction Documents, are substantially completed by Tenant.

         2. As used herein, "Delay Items" shall refer to (i) delays in the completion of design, documentation or construction of Tenant's leasehold improvements which are caused by Tenant, its architects, engineers, vendors, contractors, suppliers or consultants (a delay attributable to Tenant), and
(ii) delays in the completion of construction of Tenant's leasehold improvements due to limited supplies or suppliers, delays in fabrication, installation or delivery, labor problems or other foreseeable circumstances, provided that Landlord identifies to Tenant in writing, on or before the Tenant Construction Agreement Submittal Date,. any such portion of Tenant's Extra Work which may delay completion of construction of the Leased Premises beyond the date of completion of construction of the Leased Premises, had the Leased Premises contained only Building Standard improvements, and (iii) those items defined in Paragraph 3 below.

         3.       Delay Items shall include but not be limited to the following:

                  (a) failure by Tenant or its architects, engineers, space planners or others employed by Tenant to timely comply with the schedule set forth in Section I, or the provisions of Sections II or IV, or to timely provide such supplemental information as Landlord may request, but only to the extent such failure results in Tenant's leasehold improvements being substantially completed later than they would have been substantially completed absent said failure (a delay attributable to Tenant); and

                  (b) failure by Landlord to timely comply with the schedule set forth in Section I (a delay attributable to Landlord); and

                  (c) changes in the Tenant Construction Documents made by Tenant during the general contractor pricing process which result in a delay in Landlord's ability to release the contractor to commence construction (a delay attributable to Tenant); and

                  (d) changes in the Tenant Construction Documents made by Tenant during construction of Tenant's leasehold improvements, which result in Tenant's leasehold improvements being substantially completed later than they would have been substantially completed absent said changes (a delay attributable to Tenant); and

                  (e) any "long-lead time" above-Building Standard (a description of Building Standard leasehold improvements being attached hereto as Schedule D- 1) leasehold improvement item (e.g. millwork) which cannot be fabricated, delivered to the job, and completely installed within the same time frame as the remainder of the leasehold improvements shown on the Tenant Construction Documents (a delay attributable to Tenant); and

                  (f) failure by Tenant to timely execute a change order for changes requested by Tenant (a delay attributable to Tenant).

         4. If Tenant makes any changes in the work after Landlord has been released to commence construction of the improvements, Tenant shall be responsible for any increases in the cost thereof (or any delays resulting therefrom) plus an additional charge equal to fifteen percent (15%) of such costs as a construction management administrative cost recovery payable to Hines.

         5. The failure of Tenant to comply with the requirements of this Exhibit D shall constitute a default by Tenant under this Lease.

         6. As used in this Lease, the "Applicable Amount" shall be an amount equal to ten percent (10%) of the costs identified in the Tenant Construction Agreement (including any contractors' fees and general conditions) which will be incurred by Landlord in installing the Tenant Extra Work.

         7. Any and all work which affects the connections to a Base Building system (including, without limitation, life safety and fire alarm systems, domestic, chilled or condenser water systems, primary HVAC systems, Building temperature control systems, access control systems, plumbing, mechanical systems or electrical systems) shall, at Landlord's election, be completed by contractors selected by Landlord, at Tenant's sole expense.

         8. All change orders to the Tenant Construction Documents shall be approved in writing by both Landlord and Tenant. Prior to such approval, Tenant's Architect shall issue a Change Order Request including changed plans and/or specifications delineating the change to Landlord's general contractor for a quotation of the cost of the proposed change and any time delay resulting therefrom. Upon such approval of a change order, the Tenant Construction Documents shall be deemed revised to incorporate the change.

IV.      MINIMUM INFORMATION REQUIRED OF TENANT CONSTRUCTION DOCUMENTS

         Floor Plans Indicating:

         1.       Location and type of all partitions (1/8" = 1'-0" scale).

         2. Location and types of all doors with hardware and keying information provided (door and hardware schedule).

         3.       Location and type of glass partitions, windows and framing.

         4. Location of telephone equipment room (note type of telephone system, square feet of mounting boards and HVAC and electrical requirements).

         5.       Critical dimensions necessary for construction.

         6. Location and type of all Building Standard electrical items including outlets, switches, and telephone outlets.

         7. Reflected ceiling plan showing location and switching of all Building Standard lighting, exit signs, emergency lighting and life safety devices.

         8. Location and type of all non-Building Standard electrical items, including lighting, security and data/voice communication work.

         9. Location and type of equipment that will require special electrical requirements (i.e., dedicated circuits, data, GFI, special grounding, etc.). Provide manufacturers specifications for use and operation.

         10. Electrical panel schedule with total rated electrical design load calculation in watts.

         11. Location, weight per square foot and description of any exceptionally heavy equipment or filing system exceeding 50 pounds per square foot live load.

         12. Requirement for any special air conditioning, ventilation or exhaust.

         13.      HVAC Reflected Ceiling Plan.

         14. Mechanical equipment schedule indicating sizes, specifications and characteristics of all equipment.

         15. Complete heating and cooling load calculation for all equipment.

         16.      Type and color of floor covering (including type of padding).

         17.      Location, type and color of wall covering.

         18.      Location, type and color of paint and all other finishes.

         19.      Location and type of plumbing (including all fixtures).

         20. Location and type of kitchen, pantry or coffee bar equipment, millwork and shelving.

         21.      All millwork and built-in equipment fully dimensioned.

         22. Corridor entrance doors and frame, as well as work required in the adjacent corridor and elevator lobby.

         23.      Bracing or support of special walls, glass partitions, etc.

         24. All connections to or modifications of the Base Building mechanical, electrical, plumbing and fire protection systems.

         25. All new mechanical, electrical and plumbing metering devices or systems.

V.       OUTSIDE CONTRACTOR

         Tenant may use Impac Development & Construction, L.L.C. (the "Outside Contractor") to install the improvements shown on the Tenant Construction Documents. If Tenant so elects to use the Outside Contractor, then the following shall apply

         1. Tenant shall obtain the prior written consent of Landlord as to the Outside Contractor to be used by Tenant.

         2. Tenant shall provide, at Tenant's cost, all required copies of the Tenant Construction Documents and other required documents to the Outside Contractor.

         3. It shall be Tenant's responsibility to ensure that the Outside Contractor shall (i) conduct its work in such a manner so as not to unreasonably interfere with any other construction occurring on or in the Building or the Leased Premises; (ii) comply with the rules and regulations relating to the construction activities in or on the Building, and such other reasonable rules and regulations as may be promulgated from time to time by Landlord or any contractor or subcontractor Landlord selects to perform the Landlord's Work (hereinafter called the "Tenant General Contractor"), or the Base Building contractor, (iii) maintain such insurance and bonds in force and effect as may be reasonably requested by Landlord or as required by applicable law (but in any event said insurance shall be in amounts at least equal to those required of the Tenant General Contractor and the Base Building contractor); and (iv) be responsible for reaching agreement with Landlord, the Tenant General Contractor and the Base Building contractor as to the terms and conditions for all Outside Contractor items relating to conducting its work, including but not limited to those matters relating to the payment for utilities, parking, the storage of materials and access to the Leased Premises. As a condition precedent to Landlord's approving the Outside Contractor under Paragraph I above, Tenant and the Outside Contractor shall deliver to Landlord such assurances or instruments to evidence the Outside Contractor's compliance or agreement to comply with the provisions of this Paragraph 3. Landlord retains the right to make periodic inspections to assure conformity with the rules and regulations and with the Tenant Construction Documents.

         4. Tenant shall indemnify and hold harmless Landlord, the Tenant General Contractor, the Base Building contractor or any of Landlord's other contractors from and against any and all losses, damages, costs (including costs of suits and attorneys' fees), liabilities, or causes of action arising out of or relating to the work of the Outside Contractor, including but not limited to mechanics', materialmen's or other liens or claims (and all costs or expenses associated therewith) asserted, filed or arising out of any such work. All materialmen, contractors, artisans, mechanics, laborers and other parties hereafter contracting with Tenant for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Leased Premises are hereby charged with notice that they must look solely to Tenant for payment for same. Without limiting the generality of the foregoing, Tenant shall be responsible for the payment of any and all costs of repairing any and all damage caused by the Outside Contractor, its subcontractors or their employees. Any costs incurred by Landlord to repair any damage caused by the Outside Contractor, its subcontractors or their employees, and any costs incurred by Landlord in requiring the Outside Contractor's, its subcontractors' or their employees' compliance with the rules and regulations in Paragraph 3(ii) above, will become the obligation of Tenant under this Lease.

         5. Tenant shall, at Tenant's sole cost and expense, cause Tenant's mechanical and electrical engineer(s) to prepare a report, in form and substance acceptable to Landlord, for the benefit of Landlord, certifying to the compliance of the work constructed by the Outside Contractor with the Tenant Construction Documents.

         6. Unless Landlord otherwise agrees, the Outside Contractor shall not have access to the Leased Premises, or be allowed to commence work therein, until Landlord releases and Tenant accepts the Leased Premises. Landlord and Tenant will cooperate in good faith to document any deficiencies or incomplete items relative to the Leased Premises so as not to cause any delay in work of the Outside Contractor.

         7. The "Completion Date" shall mean the date upon which the Outside Contractor (or Tenant) could have completed the work shown on the Tenant Construction Documents, accelerated by any Delay Items identified therein (and agreed upon as days for purposes hereof).

         8. Upon request from Landlord, whether written or oral, the Outside Contractor shall perform any activity that is disrupting to the conduct of business within the Building including any activity creating loud noises or undesirable odors, during nonbusiness hours. The Outside Contractor shall provide for adequate ventilation in the Leased Premises at all times.

         9. Tenant shall receive from the Outside Contractor and subcontractors and provide to Landlord monthly lien waivers and affidavits in a form satisfactory to Landlord.

         10. Upon substantial completion, the Outside Contractor shall provide the Landlord with As-Built Drawings, Operation and Maintenance Manuals (for any equipment installed), a Master Warranty Schedule and copies of all warranties and guarantees.

         11. Tenant shall ensure that the Outside Contractor pays all of its suppliers and subcontractors within fifteen (15) days of receipt of payment by Tenant.

         12. If the terms of this Section V conflict with any of the other terms of this Exhibit D or the Lease, the terms of this
                  Section V shall govern.

                                  SCHEDULE D-1

                    BUILDING STANDARD LEASEHOLD IMPROVEMENTS
                               DECEMBER 17, 1996

THIS IS NOT A SPECIFICATION. THE DESIGN ARCHITECT SHOULD DEVELOP A COMPLETE SPECIFICATION OF EACH ITEM. LANDLORD DOES NOT STOCK ANY OF THESE ITEMS.

Drywall Partition:      Ceiling high partition consisting of 3-5/8," 25 gauge
                        metal studs 24" on center and 1/2" drywall on each side.
                        Partitions receive two coats of eggshell latex paint.

Door: Full height, flush face, solid core, stain grade mahogany wood door; finish to match Landlord Architect's color.

Frame:                  3' x 8'-6" hollow metal field painted door frame.

Hardware:               Sargent 8200 LNB mortise latchset with "B" lever handles
                        and LN Rose in a US 32 (polished stainless steel) finish. Entrance doors are equipped with locksets.

Carpet: Shaw Commercial "Cypress Point IV and Patcraft Jazz 36" 36 oz cut pile carpet glued down in manufacturer's standard colors.

Base:                   4" rubber cove base.

Acoustical Ceiling:     2' x 2' lay in with Donn Centricitee 9/16" exposed tee
                        fineline grid ceiling system and 24 x 24" Armstrong #589
                        Cirrus white beveled regular tile; shadow molding at exterior window to be 3/8" reveal.

Sprinkler Head:         Fast response semi-recessed pendant type sprinkler head.

Light Fixture:          2' x 4' lay in 277 volt fluorescent fixture with an 18
                        cell silver semi-specular anodized aluminum parabolic lens, 3-lamp, using energy saving cool white T-8 lamps with electronic ballast. Electronic ballast will have less than 10% harmonic distortion and a power factor equal to or greater than .99.

Light Switch:           Beige decorator style light switch mounted 4' - 6"
                        above the floor.

Power Outlet:           Beige decorator style wall-mounted 15 amp, 120 volt
                        duplex outlet mounted 18" above the floor (measured to centerline of outlet).

Telephone/Data Outlet:  Outlet box mounted 18" above the floor with a conduit extended to the ceiling plenum. Wire and face plate are provided by the Tenant's telephone contractor.

Exit Signs:             Lithonia "Precise" Edgelit, LPR, Brushed Aluminum
                        Housing, 6" GREEN Lettering on Clear Lexan, 120/277 Dual
                        Voltage, LED Lamps, Ceiling Mounted.

Life Safety Devices:    Simplex 4900 Series Notification Appliances.

                                  EXHIBIT D-2

                                                                  April 4, 1997

Mr. Sam Davis
Impac Hotel Group
3399 Peachtree Road, N.E.
Suite 1220
Atlanta, GA 30326

RE: IMPAC HOTEL GROUP TENANT SPACE AT TWO LIVE OAK

Dear Mr. Davis:

In accordance with the proposed lease, the Landlord has reviewed and approves the Space Plan with the following comments:

1. The emergency doors at the elevator lobby are serving as security doors for the premise. Please conform to code requirements regarding coordination of security and fire alarm systems between the building and tenant system.

2. The corridor doors adjacent to fire stairs A and B must not impede fire egress requirements. Please conform to code requirements.

3. Please submit a drawing indicating ceiling heights and locations of different types of ceiling materials.

Sincerely,


/s/ Sean Patrick McArdle

Sean Patrick McArdle
Assistant Construction Manager


cc       Steve Dolman
         Milton Baker
         Ben Pargman, Troutman Sanders
         Suzanne Seymour, NBID


                                     Hines
                 Five Ravinia Drive Atlanta. Georgia 30346-2102
                   (770) 206-5300 (770) 206-5325 or 5327 FAX

                                   EXHIBIT E

                     AIR CONDITIONING AND HEATING SERVICES

         Subject to the provisions of Section 3.01(b), Landlord will furnish Building Standard air conditioning and heating between 7 a.m. and 6 p.m. on weekdays (from Monday through Friday, inclusive) and between 8 a.m. and 1:00 p.m. on Saturdays, all exclusive of Holidays as defined below (the "Building Operating Hours"). Upon request of Tenant made in accordance with the rules and regulations for the Building, Landlord will furnish air conditioning and heating at other times (that is, at times other than the times specified above), in which event Tenant shall reimburse Landlord for Landlord's actual cost of furnishing such services.

         The following dates shall constitute "Holidays" as said term is used in this Lease:

         (a)      New Year's Day
         (b)      Memorial Day
         (c)      Independence Day
         (d)      Labor Day
         (e)      Thanksgiving Day
         (f)      Friday following Thanksgiving Day
         (g)      Christmas
         (h) Any other holiday generally recognized as such by landlords of office space in the metropolitan Atlanta office market, as determined by Landlord in good faith.

If in the case of any holiday described in (a) through (g) above, a different day shall be observed than the respective day above described, then that day which constitutes the day observed by national banks in Atlanta, Georgia on account of such holiday shall constitute the holiday under this Lease.

                                   EXHIBIT F

                          BUILDING RULES & REGULATIONS

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be used for the disposal of trash, be obstructed by tenants or be used by tenants for any purpose other than entrance and exit to and from the Leased Premises and for going from one part of the Building to another part of the Building.

2. Plumbing fixtures shall be used only for the purposes for which they are designed and no sweepings, rubbish, rags or other unsuitable materials shall be disposed therein. Damage to any such fixtures proven to result from misuse by a tenant shall be the liability of the tenant.

3. Signs, advertisements, graphics, or notices visible in or from public corridors or from outside the Building shall be subject to Property Management's prior written consent.

4. Tenant will not make any alterations or physical additions in or to its leased premises without first obtaining the written consent of Property Management, except as otherwise permitted in its lease. Such alterations include, but are not limited to, any communication equipment and associated wiring which must meet fire code.

5. All locks for doors in each tenant's leased premises shall be Building Standard except as otherwise permitted in its lease and no tenant shall place any additional lock or locks on any door in its leased premises without Property Management's written consent except as otherwise permitted in the Lease. All requests for duplicate keys shall be made to the Property Management office.

6. Movement in or out of the Building of furniture, office equipment, or any other bulky or heavy materials shall be restricted to such hours as Property Management reasonably designates. Landlord will determine the method and routing of said items so as to ensure the safety of all concerned. Tenant will assume all risks of damage or injury to the Building, equipment or people. Advance written notice of intent to move such items must be made to the Property Management office at least twenty-four (24) hours before the time of such move.

7. All routine deliveries to tenant's leased premises between 8:00 a.m. and 5:30 p.m. weekdays shall be made through the freight elevator. Passenger elevators are to be used only for the movement of persons unless an exception is approved by the Property Management office.

         All non hand-carried items must be delivered via the appropriate freight elevator. Absolutely no carts or dollies are allowed through the main entrances or on passenger elevators. After hours removal of hand-carried items must be accompanied by an "equipment removal form" or "Property Pass." A letter signed by the tenant representative on company letterhead will also be acceptable.

8. Property Management shall have the authority to prescribe the weight and manner that safes and other heavy equipment are positioned except as otherwise provided in the lease.

9.       Corridor doors when not in use shall be kept closed.

10. Each tenant shall cooperate with Property Management's employees in keeping its leased premises neat and clean. No tenant shall employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel without prior approval by Landlord.

11. All freight elevator lobbies are to be kept neat and clean. The disposal of trash or storage of materials in these areas is prohibited.

12. No vending machines of any type shall be allowed in a tenant's leased premises without the prior written consent of Property Management.

13. No birds or animals shall be brought into or kept in, on or about public or tenant areas (except seeing eye dogs actively in use by a person declared legally blind in the State of Georgia).

14. Tenant shall not tamper with or attempt to adjust temperature control thermostats its leased premises. Property Management shall adjust thermostats as required to maintain the Building Standard temperature. Landlord requests that all window blinds remain down and tilted at a 45 degree angle toward the street to help maintain comfortable room temperatures and conserve energy.

15. Tenant will comply with all requirements necessary for the security of its leased premises both during business hours and after hours and on weekends.

16. Tenants are requested to lock all office doors leading to corridors and to turn out all lights at the close of their working day.

17. All requests for overtime air conditioning or heating must be submitted in writing to the Property Management office by 4:00 p.m. on the day desired for weekday requests and by 4:00 p.m. Friday for weekend requests.

18. All tenant modifications resulting from remodeling on or to its leased premises must conform to the Fulton County Building and Fire Codes. Tenant shall obtain approval from the Property Management office of any such modifications and shall deliver "As Built" plans therefore to the Property Management office upon completion except as otherwise permitted in its lease. The contractor conducting the renovation is subject to the contractor rules and regulations while performing work in the Building.

19. Tenants shall not make or permit any improper noises in the Building or otherwise interfere in any way with other tenants or their visitors.

20. Neither Landlord nor Property Management will be liable or responsible for lost or stolen money, jewelry or other personal property from the tenant's leased premises or public areas regardless or whether such loss occurs when the area are locked against entry or not

21. No machinery of any kind other than normal office equipment shall be operated by any tenant in its leased premises without the prior written consent of Property Management, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance except in accordance with local fire codes and procedure approved by Landlord.

22. Tenant may not place any items on the balconies of the Building without obtaining Property Management's prior written consent

23. Canvassing, peddling, soliciting and distribution of hand bills in the Building are prohibited. Each tenant is requested to notify Property Management if such activities occur.

24. A "Tenant Contractor Entrance Authorization" form will be required for the following:

         a. Base building access to mechanical or electrical rooms (e.g., Bell Telephone employee).
         b.       After hours freight elevator use.
         c. After hours building access by tenant's contractor. Please note that the tenant will be responsible for contacting the Building Security for clearance of such tenant contractors.

25. Smoking is not permitted in the common areas of the building (i.e. restrooms, stairwells, elevators or public corridors).

         Tenant shall not permit smoke from cigarettes, cigars, or any other type of smoking instrument used by tenant or tenant's employees, agents, invitees, or licensees to filter into the Common Areas of the Building, or into any other tenant's premises, or to create in any manner a nuisance which annoys or disturbs other tenants in the Building, or interferes with other tenant's rights of quiet enjoyment of their premises in the Building (collectively the "Smoking Nuisance"). Additionally, tenant shall inform all of its employees (and all other agents and contractors who regularly occupy the premises) of the foregoing restrictions set forth in this paragraph. If a Smoking Nuisance is generated in the tenant's Premises, Landlord shall notify tenant, and tenant shall cause the situation to be remedied within ten (10) days after Landlord's request, or if repeated breaches occur that, even if cured as they arise after notice from Landlord, result in Landlord's making demand upon tenant, Landlord shall have the right to undertake such modifications to the Building HVAC system as shall be necessary to prevent further breaches, and tenant shall pay Landlord's costs in connection therewith within ten
         (10) days after demand by Landlord accompanied by invoices or receipts evidencing such costs, plus a fifteen percent (15%) management fee.

26. Tenants and tenant's contractors are responsible for removal of trash resulting from large deliveries or move-ins, not using building facilities for dumping.

27. Tenants may not leave or store equipment, supplies, furniture or trash in the common areas outside their leased premises.

28.      Portable space heaters are prohibited.

29.      Live Christmas trees are prohibited.

30. Property Management reserves the right to rescind any of these rules and regulations and to make such other and further reasonable rules and regulations as in its judgment shall from time-to-time be required for the safety, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents.

31. Tenant agrees to comply with Building Fire Safety procedures and to participate in all the Fire Safety and Emergency Training and Drills.

                                   EXHIBIT G

                    NET RENTABLE AREA AND COMMENCEMENT DATE

         The net rentable area of Tenant's Leased Premises is 21,817 net rentable square feet.

         The below date represents Landlord's determination of the Commencement Date, as defined in Section 1.02 (b) of the Lease between Landlord and Tenant to which this EXHIBIT G is attached, and shall be deemed to be the Commencement Date for all purposes under the Lease.

                                    LANDLORD:

                                    TENANT:




                                    By:
                                            -----------------------------------
                                    Its:
                                            -----------------------------------

                           IMPAC HOTEL GROUP, L.L.C.

                                   EXHIBIT G

                    NET RENTABLE AREA AND COMMENCEMENT DATE

         The calculation below represents Landlord's final determination of the net rentable area of Tenant's Leased Premises and shall be used to define the net rentable area of the Leased Premises for purposes of Section 1.01(c) of the Lease between Landlord and Tenant to which this EXHIBIT G is attached.

         The date below represents Landlord's determination of the Commencement Date, as defined in Section 1.02(b) of the Lease between Landlord and Tenant to which this EXHIBIT G is attached, and shall be deemed to be the Commencement Date for all purposes under the Lease.


         Calculation of Net Rentable Area:                    21,817 Square Feet

         Commencement Date:                                   July 7,1997

         Expiration Date:                                     June 30, 2003

                                    LANDLORD: CSB - Georgia Limited Partnership

                                    By:     Cousins Properties Incorporated,
                                            managing agent




                                    By:     /s/ Jack A. LaHue
                                            ------------------------------------

                                    Its:    Vice President
                                            ------------------------------------

                                    TENANT:  Impac Hotel Group, L.L.C.




                                    By:     /s/ Robert S. Cole
                                            ------------------------------------

                                    Its:    President
                                            ------------------------------------

                                   EXHIBIT H

                                 RENEWAL OPTION

         As long as Tenant is not in default in the performance of its covenants under this lease, Tenant is hereby granted the option to renew the Term of this Lease for a period of five (5) additional years ("Renewal Term"), to commence at the expiration of the initial Term of this Lease. If Tenant intends to exercise this renewal option, then Tenant shall deliver written notice of Tenant's preliminary intent to renew to Landlord at least twelve (12) months prior to the expiration of the initial Term of this Lease. Landlord shall within thirty (30) days of Landlord's receipt of Tenant's preliminary notice of intent to renew, provide written notice to Tenant of the Market Net Rental Rate, defined below. Tenant shall, within thirty (30) days of Tenant's receipt of Landlord's notice of Market Net Rental Rate, give written notice to Landlord of Tenant's intent to renew. The renewal of this Lease shall be upon the same terms and conditions of this lease, except (a) the Net Rental during the Renewal Term shall be the prevailing Market Net Rental Rate at the time the Renewal Term commences, but in no event less than the Net Rental that Tenant is then paying under the terms of this Lease, (b) Tenant shall have no option to renew this lease beyond the expiration of the Renewal Term, (c) Tenant shall not have the right to assign its renewal rights to any sublessee of the Leased Premises or assignee of the lease, nor may any such sublessee or assignee exercise such renewal rights, and (d) the leasehold improvements will be provided in their then-existing condition (on an "as is" basis) at the time the Renewal Term commences.

         MARKET NET RENTAL RATE. Whenever used in this Lease, the term "Market Net Rental Rate" shall mean Landlord's determination of the annual net rental rate per square foot (exclusive of expense pass-through additions) of net rentable area then being charged in first-class office buildings located in suburban Atlanta, Georgia, for space comparable to the space for which the Market Net Rental Rate is being determined (taking into consideration use, location, and/or floor level within the applicable building, the definition of Net Rentable Area, leasehold improvements provided, remodeling credits or allowances granted, quality, age and location of the applicable building, rental concessions [such as abatements or lease assumptions], the provision of free or paid unassigned parking, the time the particular rate under consideration became effective, size of tenant, relative operating expenses, relative services provided, term, etc.) It is agreed that BONA FIDE written offers to lease comparable space located elsewhere in the Building from third parties (at arm's length) may be used by Landlord as an indication of Market Net Rental Rate.

         If Tenant gives notice that it disagrees with Landlord's determination of Market Net Rental Rate, Tenant's notice shall include Tenant's determination of Market Net Rental Rate. Landlord and Tenant will then use their reasonable good faith efforts to reach a mutual agreement on the Market Net Rental Rate within thirty (30) days after Landlord's receipt of Tenant's notice. If Landlord and Tenant are unable to reach agreement as to the Market Net Rental Rate within said thirty (30) day period, the dispute shall be submitted to arbitration as set forth herein.

         Not later than ten (10) days after the arbitration procedure has commenced, each party shall appoint an arbitrator and notify the other party of such appointment, identifying the appointee. Each party hereto agrees to select as its respective appointee a licensed real estate broker, who is an individual of substantial experience with respect to office building ownership, management and marketing in Atlanta, Georgia, which person shall not be regularly employed or have been retained during the last two (2) years as a consultant by the party selecting such person. Neither party may consult directly or indirectly with any arbitrator regarding the Market Net Rental Rate prior to appointment, or after appointment, outside the presence of the other party. The arbitration shall be conducted in Atlanta, Georgia, under the provisions of the commercial arbitration rules of the American Arbitration Association and the applicable Laws of the State of Georgia governing the arbitrator.

         Not later than ten (10) days after both arbitrators are appointed, each party shall separately, but simultaneously, submit in a sealed envelope to each arbitrator their separate suggested Market Net Rental Rate and shall provide a copy of such submission to the other party. After reviewing such submissions, the two (2) selected arbitrators shall determine whether Landlord's or Tenant's estimate of the Market Net Rental Rate is closer to the actual Market Net Rental Rate. If both arbitrators agree that one of said declared estimates is closer to the actual Market Net Rental Rate, they shall declare that estimate to be the Market Net Rental Rate, and their decision shall be final and binding upon the parties.

         If the two selected arbitrators are unable to agree on the Market Net Rental Rate within thirty (30) days after receipt of Landlord's and Tenant's submitted estimates, then the arbitrators shall inform the parties. Unless the parties shall both otherwise then direct, said arbitrators shall select a third arbitrator, not later than ten (10) days after the expiration of said thirty
(30) day period. If no arbitrator is selected within such ten (10) day period, either party may immediately petition a court with appropriate jurisdiction to appoint such third arbitrator. The third arbitrator shall have the qualifications and restrictions set forth above, and shall conduct an arbitration pursuant to the commercial arbitration rules of the American Arbitration Association. The third arbitrator's decision shall be final and binding as to which estimate (as between Landlord's and Tenant's) of the Market Net Rental Rate is closer to the actual Market Net Rental Rate, and shall select such rate as the Market Net Rental Rate. Such third arbitrator shall make a decision not later than thirty (30) days after appointment.

         Each party shall be responsible for the costs, charges and/or fees of its respective appointee, and the parties shall share equally in the costs, charges and/or fees of the third arbitrator.

                                   EXHIBIT I

                              RIGHT OF FIRST OFFER

         If at any time during the initial Term of this Lease Landlord is in serious discussions with a third party (excluding, however, any discussions arising out of or relating to an expansion option, renewal option, first right to lease, or other right granted to a tenant of the Building as of the date of this Lease) to lease any portion of the sixth (6th) floor of the Building consisting of less than the number of net rentable square feet determined by subtracting the number of net rentable square feet then leased by Tenant on the sixth (6th) floor (if any) from 10,000, Landlord shall submit written notice of the third party discussion to Tenant (the "Notice"). In addition, if (i) Tenant has theretofore leased less than approximately 7,000 net rentable square feet of space on the sixth (6th) floor, and (ii) the balance of the sixth (6th) floor not leased to Tenant has been leased to third parties pursuant to leases expiring after the expiration of the Term, then if Landlord is in serious discussions with a third party (excluding, however, any discussions arising out of or relating to any expansion option, renewal option, first right to lease, or other right granted to a tenant in the Building either prior to or after the date of this Lease) to lease any other space in the Building consisting of less than the number of net rentable square feet determined by subtracting the number of net rentable square feet then leased by Tenant pursuant to this
Exhibit I from 7,000, Landlord shall submit a Notice thereof to Tenant. Upon receipt of the aforesaid Notice from the Landlord, so long as Tenant is not in default of Tenant's covenants under this Lease, Tenant shall have the right (the "Right of First Offer"), exercisable at any time within ten (10) days from the date of such Notice, to lease the space which is the subject of the Notice. Tenant acknowledges that the aggregate size of all space Tenant may lease under this Exhibit I is approximately 10,000 net rentable square feet; provided, if Tenant's right to lease space on floors other than the sixth (6th) floor is triggered, the aggregate size of all space Tenant may lease under this Exhibit I is approximately 7,000 net rentable square feet. Net Rental for such space shall be at the then Market Net Rental Rate, and Landlord shall provide Tenant a Market Improvement Allowance for the construction of Tenant's leasehold improvements. If Tenant elects to exercise the Right of First Offer, Tenant shall, prior to the end of said ten (10) day period, deliver written notice of such exercise to the Landlord, and Tenant's obligation to pay Rent for said space shall commence on the earlier of (x) the date Tenant first occupies all or any portion of such space for the conduct of its business, or (y) sixty (60) business days from Tenant's receipt of the Notice, and the leasing of such space shall be evidenced by an amendment to this Lease which lease amendment shall be fully executed within thirty (30) business days from Tenant's receipt of the Notice. If Tenant elects to exercise the Right of First Offer, but does not within thirty (30) days of its receipt of the Notice execute a lease amendment for the space subject to the Right of First Offer, then Tenant shall forfeit its Right of First Offer for the space in consideration and Tenant shall be deemed to have waived its Right of First Offer with respect to any other space in the Building. If Tenant shall not exercise such Right of First Offer within said ten (10) day period or shall fail to deliver written notice of such exercise as provided above, Landlord shall be free to enter into a lease for the space which was the subject of the Notice, or any portion thereof, with any other person or entity, at any time during the one hundred eighty (180) day period following the expiration of said ten (10) day period.

         MARKET NET RENTAL RATE. Whenever used in this Lease, the term "Market Net Rental Rate" shall mean Landlord's determination of the annual net rental rate per square foot (exclusive of expense pass-through additions) of net rentable area then being charged in first-class office buildings located in suburban Atlanta, Georgia, for space comparable to the space for which the Market Net Rental Rate is being determined (taking into consideration use, location, and/or floor level with the applicable building, the definition of Net Rentable Area, leasehold improvements, provided, remodeling credits or allowances granted, quality, age and location of the applicable building, rental concessions [such as abatements or lease assumptions], the provision of free or paid unassigned parking, the time the particular rate under consideration became effective, size of tenant, relative operating expenses, relative services provided, etc.) It is agreed that bona fide written offers to lease comparable space located elsewhere in the Building from third parties (at arm's length) may be used by Landlord as an indication of Market Net Rental Rate.

         MARKET IMPROVEMENT ALLOWANCE. Whenever used in this Lease, the term "Market Improvement Allowance" shall mean Landlord's determination of the tenant improvement allowance then being granted in first-class office buildings located in suburban Atlanta, Georgia, for space comparable to the space for which the Market Improvement Allowance is being determined (taking into consideration existing improvements, size of tenant, length of term, etc.).

         If Tenant gives notice that it disagrees with Landlord's determination of Market Net Rental Rate and/or Market Improvement Allowance, Tenant's notice shall include Tenant's determination of Market Net Rental Rate and/or Market Improvement Allowance, as the case may be. Landlord and Tenant will then use their reasonable good faith efforts to reach a mutual agreement on the Market Net Rental Rate and/or Market Improvement Allowance within thirty (30) days after Landlord's receipt of Tenant's notice. If Landlord and Tenant are unable to reach agreement as to the Market Net Rental Rate and/or Market Improvement Allowance within said thirty (30) day period, the dispute shall be submitted to arbitration as set forth herein.

         Not later than ten (10) days after the arbitration procedure has commenced, each party shall appoint an arbitrator and notify the other party of such appointment, identifying the appointee. Each party hereto agrees to select as its respective appointee a licensed real estate broker, who is an individual of substantial experience with respect to office building ownership, management and marketing in Atlanta, Georgia, which person shall not be regularly employed or have been retained during the last two (2) years as a consultant by the party selecting such person. Neither party may consult directly or indirectly with any arbitrator regarding the Market Net Rental Rate or Market Improvement Allowance prior to appointment, or after appointment, outside the presence of the other party. The arbitration shall be conducted in Atlanta, Georgia, under the provisions of the commercial arbitration rules of the American Arbitration Association and the applicable Laws of the State of Georgia governing the arbitrator.

         Not later than ten (10) days after both arbitrators are appointed, each party shall separately, but simultaneously, submit in a sealed envelope to each arbitrator their separate suggested Market Net Rental Rate and/or Market Improvement Allowance, as applicable, and shall provide a copy of such submission to the other party. After reviewing such submissions, the two (2) selected arbitrators shall determine whether Landlord's or Tenant's estimate of the Market Net Rental Rate and/or Market Improvement Allowance is closer to the actual Market Net Rental Rate and/or Market Improvement Allowance. If both arbitrators agree that one of said declared estimates is closer to the actual Market Net Rental Rate and/or Market Improvement Allowance, they shall declare that estimate to be the Market Net Rental Rate and/or Market Improvement Allowance, and their decision shall be final and binding upon the parties.

         If the two selected arbitrators are unable to agree on the Market Net Rental Rate and/or Market Improvement Allowance within thirty (30) days after receipt of Landlord's and Tenant's submitted estimates, then the arbitrators shall inform the parties. Unless the parties shall both otherwise then direct, said arbitrators shall select a third arbitrator, not later than ten (10) days after the expiration of said thirty (30) day period. If no arbitrator is selected within such ten (10) day period, either party may immediately petition a court with appropriate jurisdiction to appoint such third arbitrator. The third arbitrator shall have the qualifications and restrictions set forth above, and shall conduct an arbitration pursuant to the commercial arbitration rules of the American Arbitration Association. The third arbitrator's decision shall be final and binding as to which estimate (as between Landlord's and Tenant's) of the Market Net Rental Rate and/or Market Improvement Allowance is closer to the actual Market Net Rental Rate and/or Market

Improvement Allowance, and shall select such rate as the Market Net Rental Rate and/or Market Improvement Allowance. Such third arbitrator shall make a decision not later than thirty (30) days after appointment.

         Each party shall be responsible for the costs, charges and/or fees of its respective appointee, and the parties shall share equally in the costs, charges and/or fees of the third arbitrator.

                                   EXHIBIT J

                       SUBORDINATION, NON-DISTURBANCE AND
                              ATTORNMENT AGREEMENT

         THIS AGREEMENT made this _____ day of ________________________________,
19___, between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (hereinafter called "Lender") and ______________________________________________ (hereinafter called
"Tenant").
                                R E C I T A L S:

A. Lender is the owner and the holder of a certain promissory note (the "Note") dated ___________________________ in the face amount of $_______________
payable to the order of Lender or Lender's predecessor in interest under said Note. The note is secured by a [here insert the name of the security instrument] (hereinafter called the "Mortgage") dated of even date with said Note, filed for record under _____________________________ of the Real Property Records of __________________, covering the real property described in Exhibit "A" attached hereto and by reference made part hereof (hereinafter called the "Mortgaged Premises").

B. Tenant is the tenant under that certain Lease Agreement dated ____________________________ (hereinafter called the "Lease), between Tenant and ________________________________ as landlord (said landlord and its successors and assigns under the Lease hereinafter called "Landlord"), covering all or part of the Mortgaged Premises as set forth under the Lease (hereinafter called the "Demised Premises").

C. Tenant and Lender desire to confirm their understanding with respect to the Lease and the Mortgage and to provide herein for the automatic amendment of the Lease in the event Lender shall become the owner of the Mortgaged Premises or the Mortgaged Premises shall be sold by reason of foreclosure or other proceedings brought to enforce the Mortgage or the Mortgaged Premises shall be covered by deed in lieu of foreclosure.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good valuable consideration, the receipt and sufficiency of which are herby acknowledged by all parties, Lender and Tenant hereby agree and covenant as follows:

         1. SUBORDINATION. The Lease now is, and shall at all times and for all purposes continue to be, subject and subordinate, in each and every respect, to the Mortgage, with the provisions of the Mortgage controlling in all respects over the provisions of the Lease; moreover the Lease is subordinate and subject, in each and every respect, to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Mortgage, and all other loan documents securing the Note, provided that any and all such increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations shall nevertheless be subject to the terms of this Agreement.

         2. NON-DISTURBANCE. So long as Tenant is not in default (beyond any period given Tenant to cure such default in the Lease) in the payment of rent or additional rent or in the performance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed, (i) Tenant's possession, occupancy, use and quiet enjoyment of the Demised Premises under the Lease, or any extensions or renewals thereof or acquisition of additional space, which may be effected in accordance with any option therefor in the Lease, shall not be terminated or interfered with by Lender in the exercise of any of its rights under the Mortgage, and (ii) Lender will not join Tenant as a part defendant in any action or proceeding for the purpose of terminating Tenant's interest and estate under the Lease because of any default under the Mortgage.

         3. ATTORNMENT. If any proceedings are brought for the foreclosure of the Mortgage or if the Mortgaged Premises be sold pursuant to a trustee's power of sale under the Mortgage, or Lender shall succeed to the interest of Landlord under the Lease in any manner, Tenant shall attorn and be bound to such party (whether Lender or another party) upon any such succession in interest, foreclosure sale, or trustee's sale and shall recognize such party as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Lender or of any holder(s) of any of the indebtedness or other obligations secured by the Mortgage or any purchaser, any instrument or certificate which, in the sole judgment of the requesting party may be necessary or appropriate (in any such foreclosure proceeding or otherwise) to evidence such attornment. Tenant hereby irrevocably appoints Landlord and any other or future holders of the Note or other obligations secured by the Mortgage or any purchaser at any foreclosure or trustee's sale, jointly and severally, the agent and attorney in fact of Tenant to execute and deliver for and on behalf of Tenant any such instrument of certificate. Such power of attorney shall not terminate on disability of the principal. In the event of any such attornment, Tenant further waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect the Lease and the obligation of Tenant thereunder as a result of any such foreclosure proceeding or trustee's sale.

         4. OBLIGATIONS OF LENDER. If Lender shall succeed to the interest of the Landlord under the Lease, or if any purchaser acquires the Demised Premises upon any foreclosure of the Mortgage or any trustee's sale under the Mortgage, Lender or such purchaser, as the case may be, shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the payment of rent or additional rent by Tenant or in the performance of any of the terms, covenants and conditions of the Lease on Tenant's part to be performed that the Landlord under the Lease had or would have had if Lender or such purchaser had not succeeded to the interest of Landlord. From and after any such attornment, Lender or such purchaser shall be bound to Tenant under all of the terms, covenants, and conditions of the Lease (as the Lease may be amended by this Agreement upon such attornment), and Tenant shall, from and after the succession to the interest of Landlord under the Lease by Lender or such purchaser, have the same remedies against Lender or such purchaser for the breach of any agreement contained in the Lease that Tenant might have had under the Lease against the Landlord if Lender or such purchaser had not succeeded to the interest of Landlord; provided further, however, that Lender or such purchaser shall not be liable or bound to Tenant as follows:

                  (a) for any act or omission of any prior landlord (including Landlord); or

                  (b) for any offsets or defenses which Tenant might have against any landlord (including Landlord); or

                  (c) for or by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord); or

                  (d) by any amendment or modification of the Lease made without Lender's consent; or

                  (e) for any security deposit, rental deposit or other deposit paid by Tenant to a prior landlord (including Landlord) unless such deposit is actually paid over to Lender or such purchaser by the prior landlord; or

                  (f) for any repairs or replacements to or required by the Demised Premises or the Mortgaged Premises arising prior to the date Lender takes possession of the Demised Premises; or

                  (g) for any moving, relocation or refurbishment allowance or any construction of or payment or allowance for tenant improvements to the Demised Premises or any part thereof or to the Mortgaged Premises or any part thereof for the benefit of Tenant; or

                  (h) for the payment of any leasing commissions or other expenses for which any prior landlord (including Landlord) incurred the obligation to pay; or

                  (i) by any notice given by Tenant to a prior landlord (including Landlord) unless a copy thereof was also then given to Lender.

The person or entity to whom Tenant attorns shall be liable to Tenant under the Lease only for matters arising during such person's or entity's period of ownership, and such liability shall terminate upon the transfer by such person or entity of its interest in the Lease and the Mortgaged Premises and the assumption of such liability by the transferee.

         5. NOTICES OF DEFAULT TO LENDER. Tenant agrees to give Lender a copy of any default notice sent by the Landlord under the Lease to Tenant or by Tenant to the Landlord and promptly send written notice to Lender upon learning of any default under the Lease by any party to the Lease.

         6. TENANT WARRANTY. Tenant affirms and warrants to Lender that it has validly executed the Lease; the Lease has not been amended except as stated herein, is valid, binding and enforceable, in full force and effect in accordance with its terms, and that there are not any defaults thereunder or any set-offs of counter-claims.

         7. RENT PAYMENT. Tenant agrees to pay all rents directly to Lender in accordance with the Lease immediately upon notice of Lender's succeeding to the Landlord's interest under the Lease or that Lender is exercising its rights under the Mortgage or any other loan documents acting to secure the Note (including but not limited to any Conditional Assignment of Rents or any Assignment of Lessor's Interest in Leases held by Lender) following a default by Landlord or other applicable party.

         8. NOTICE OF MORTGAGE. To the extent that the Lease shall entitle the Tenant to notice of any mortgage or security agreement, this Agreement shall constitute such notice to the Tenant with respect to the Mortgage and to any and all other mortgages and security agreements which may hereafter be subject to the terms of this Agreement.

         9. SUCCESSOR OF LENDER. The term "Lender" as used throughout this Agreement includes any successor, assigns or holder(s) in interest of the indebtedness secured by the Mortgage.

         10. LANDLORD DEFAULTS. Tenant agrees with Lender that effective as of the date of this Agreement; (i) that Tenant shall not take any steps to terminate the Lease for any default by Landlord or any succeeding owner of the Mortgaged Premises until after giving Lender written notice of such default, stating the nature of the default and giving Lender thirty (30) days from receipt of such notice to effect cure of the same, or if cure cannot be effected within said thirty (30) days due to the nature of the default, Lender shall have a reasonable time to cure provided that it commences cure within said thirty (30) day period of time and diligently carries such cure to completion; and (ii) that notice to the Landlord under the Lease (oral or written) shall not constitute notice to Lender.

         11. NO ABRIDGMENT. Nothing herein contained is intended, nor shall it be construed to abridge or adversely affect any right or remedy of the Landlord under the Lease in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed.

         12. AUTOMATIC AMENDMENT OF LEASE. If any proceedings are brought for the foreclosure of the Mortgage or if the Mortgaged Premises shall be sold pursuant to a trustee's power of sale under the Mortgage, of if Lender shall succeed to the interest of Landlord under the Lease in any manner, Tenant agrees that the Lease at such time shall be automatically amended without the necessity of executing any other instrument or agreement so as to be consistent with and subject to each of the following provision notwithstanding anything to the contrary contained in the Lease:

                  (a) LANDLORD'S INSURANCE. If the Prudential Insurance Company of America, a New Jersey corporation ("Prudential"), or any subsidiary or affiliate company of Prudential insured under the master property insurance policy carried by Prudential covering its assets or Prudential's comprehensive general liability policy succeeds to the interest of the Landlord under the Lease, the following provision shall control Landlord's insurance obligations under the Lease:

                           (i) TYPES OF COVERAGE. Landlord covenants and agrees that from and after the date of delivery of the Demised Premises from Landlord to Tenant, Landlord will carry and maintain, at its sole cost and expense, the insurance set forth in paragraphs (A) and (B) below.

                                    (A)      PUBLIC LIABILITY INSURANCE.
         General Comprehensive Public Liability Insurance covering the Building and all common areas, but excluding the Demised Premises, insuring against claims for personal or bodily injury or death or property damage occurring upon, in or about the Building or common areas to afford protection to the limit of not less than $2,000,000 combined single limit in respect to injury or death to any number of persons and property damage arising out of any one (1) occurrence. This insurance coverage shall extend to any liability of Landlord arising out of any indemnities provided for in the Lease.

                                    (B)      FIRE AND EXTENDED COVERAGE
         INSURANCE. Landlord shall at all times during the term of the Lease maintain in effect a policy or policies of fire and extended coverage insurance covering the Building (excluding property required to be insured by Tenant) in such amounts as Landlord may from time to time determine, providing protection against perils included within the standard Texas form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief, and such other risks as Landlord may from time to time determine and with any such deductibles as Landlord may from time to time determine.

                           (ii) SELF INSURANCE. Any insurance provided for above may be effected by self-insurance or by a policy or policies of blanket insurance covering additional items or locations or assureds, provided that the requirements of this paragraph are otherwise satisfied. Tenant shall have no rights in any policy or policies maintained by Landlord.

                  (b) LANDLORD'S INDEMNITIES. Any indemnity provision, hold harmless provision or similar provision(s) creating liability or obligations under the Lease which run in favor of the Tenant and are given by Landlord under the Lease:

                           (i) if relating to, arising out of or connected with the presence, installation, use, transportation, disposal or contamination from or exposure to any hazardous or toxic materials or chemicals or wastes at the Mortgaged Premises or injury or death associated therewith, such indemnities shall be deleted in their entirety and are hereby agreed to be without any force or effect against Lender, and Tenant hereby waives any and all claims, liability and causes of action under the Lease or otherwise against Landlord by reason of any such indemnities; and

                           (ii) if relating to Landlord's actions, failure to act, negligence, gross negligence or intentional misconduct, such indemnities shall be deleted in their entirety and Tenant hereby waives any and all claims, liability and causes of action under the Lease or otherwise against Landlord by reason of any such indemnities, except as to Landlord's gross negligence and intentional misconduct for which Landlord shall remain liable to Tenant, except as otherwise deleted under (i) above.

                  (c) DEFAULTS BY TENANT. With respect to the failure by Tenant to pay rent or to make any other payment required to be made by Tenant under the Lease and with respect to the failure by Tenant to observe and perform any other provision of the Lease to be observed or performed by Tenant, the following provisions shall control notwithstanding anything to the contrary that may be contained in the Lease:

                           (i) FAILURE TO PAY RENT. Any failure by Tenant to pay base rent, additional rent or to make any other payment required to be made by Tenant hereunder when due shall constitute an event of default and a breach of this Lease by Tenant, no notice to Tenant being required for default in payment. Notwithstanding the foregoing, Tenant shall not be in default with respect to the first two (2) failures in any calendar year if such failures do not continue for more than ten (10) days after written notice to Tenant.

                           (ii) FAILURE TO PERFORM. Any failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant where such failure continues for twenty
         (20) days after written notice to Tenant shall constitute an event of default and breach of this Lease by Tenant or if such failure cannot reasonably be cured within said twenty (20) day period, Tenant shall be in default hereunder by reason of such failure only if Tenant (i) fails to commence the cure of said failure within said twenty (20) day period or (ii) commences the curative action within the said twenty (20) day period, but fails to diligently pursue such cure or (iii) commences the curative action within such twenty (20) day period and thereafter diligently pursues such cure, but fails to effect such cure within sixty (60) days after the date of the initial twenty (20) day notice to Tenant.

         (d) NOTICES. The following provision shall control the giving of notices under this Agreement and under the Lease:

         NOTICES. Any notice or communication required or permitted in this Lease shall be given in writing, sent by (a) personal delivery, (b) expedited delivery service with proof of delivery, (c) United States mail, postage prepaid, registered or certified mail, return receipt requested or (d) prepaid telegram (provided that such telegram is confirmed by expedited delivery service or by mail in the manner previously described), addressed as provided below or to such other address or to the attention of such other person as shall be designated from time to time in writing by the applicable party and sent in accordance herewith. Notice also may be given by telex or telecopy, provided each such transmission is confirmed (and such confirmation is supported by documented evidence) as received and further provided a telex or telecopy number, as the case may be, is set forth below for the applicable party.

To Landlord:      The Prudential Insurance Company of America
                  One Ravinia Drive
                  Suite 1400
                  Atlanta, Georgia 30346
                  Attn:    Vice President, Prudential Realty Group
                           Law Department, Prudential Realty Group
                  Telecopy:  (404) 512-0495




To Tenant:
                  -----------------------------------------------------


                  -----------------------------------------------------


                  -----------------------------------------------------

                  Attn:
                           --------------------------------------------
                  Telecopy:
                             ------------------------------------------

Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of a telegram or telex or telecopy, upon receipt.

                  (e) SPECIFIC LEASE AMENDMENTS. In addition to the foregoing, the following particular provisions of the Lease shall be amended as follows:

                        [ADD SPECIFIC LEASE AMENDMENTS]

         13. NO AMENDMENT OR TERMINATION OF LEASE. Lender and Tenant agree that Tenant's interest in and obligations under the Lease shall not be altered, modified or terminated without the prior written consent of Lender. Lender and Tenant also agree that Tenant shall neither assign the Lease or allow it to be assigned in any manner nor sublet the Demised Premises or any part thereof without the prior written consent of Lender in any situation where Landlord's consent to any such action is required under the Lease.

         14. INTERPRETATION. This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns, and any purchaser or purchasers at foreclosure of the Property, and their respective heirs, personal representatives, successors and assigns. This Agreement is subject to the laws of the State of __________________.

         IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

                                        LENDER

                                        THE PRUDENTIAL INSURANCE COMPANY
                                        OF AMERICA




                                        By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                        TENANT:



                                             -----------------------------------
                                         a
                                           -------------------------------------




                                        By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------